Exhibit 99.4

MASTER AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

     This MASTER AMENDMENT (the “Amendment”) dated as of October 24, 2003, to (i) the Second Amended and Restated Receivables Purchase Agreement, dated as of January 17, 2003 (as amended, supplemented or otherwise modified hereby and from time to time hereafter, the “Purchase Agreement”), between The Bon-Ton Receivables Partnership, L.P., (the “Seller”), The Bon-Ton Department Stores, Inc. as the Collection Agent (the “Collection Agent”), BTRGP, Inc. (“GP Inc.” and together with the Seller and The Bon-Ton Department Stores, Inc., the “Bon-Ton Parties”), each financial institution party thereto as an Investor (the “Investors”), EagleFunding Capital Corporation, Falcon Asset Securitization Corporation and Charta, LLC, as Conduits (the “Conduits”), Bank One, NA (Main Office Chicago), Citicorp North America, Inc. and Fleet Securities, Inc., as Managing Agents (the “Managing Agents”) and Bank One, as Agent (the “Agent”).

     PRELIMINARY STATEMENTS:

     (1)  GP Inc., the Seller and Collection Agent, the Investors, the Conduits, the Managing Agent and the Agent are parties to the Purchase Agreement; the terms defined therein being used herein as therein defined unless otherwise defined herein.

     (2)  EagleFunding Capital Corporation, as a Conduit, Fleet Securities, Inc., as a Managing Agent and Fleet National Bank, as an Investor desire to assign all of their respective right, title and interests under the Purchase Agreement and to cease to be a party to the Purchase Agreement and Charta, LLC, as a Conduit, Citicorp North America, Inc., as a Managing Agent, and Citibank, N.A., as an Investor, each desire to become parties to the Purchase Agreement;

     (3)  In consideration of the mutual agreements contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed to amend the Purchase Agreement as set forth herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Assignment. Subject to the satisfaction of the conditions precedents set forth in Section 3 below:

     (a)  Fleet Securities Inc., EagleFunding Capital Corporation and Fleet National Bank (collectively the “Fleet Assignors”) and Bank One, N.A. and Falcon Asset Securitization Corporation (collectively, the “Bank One Assignors” and together with the Fleet Assignors the “Assignors”), hereby sells and assigns, without recourse, to Citicorp North America, Inc., Charta, LLC and Citibank, N.A., (collectively the “Assignees”) and the Assignees hereby purchase and assumes, without recourse to or representation or warranty of any kind (except as set forth below) from Assignors, effective as of the date first written above (the “Effective Date”):

(i) in the case of the Fleet Assignors, all of the Fleet Assignors’ respective rights and obligations under the Purchase Agreement and under any Transaction Documents, together with the rights of the Fleet Assignors to payment in respect of its Receivables Interests (but excluding accrued and unpaid interest, and the amount of any accrued and unpaid fees as of the Effective Date (such interest and fees, the “Accrued Fleet Amounts”) and the Assignees shall pay to Fleet Securities, Inc. on the Effective Date an amount equal to $45,466,665.68 in consideration thereof; and

(ii) in the case of the Bank One Assignors, a 16.67% interest in the Bank One Assignors’ respective rights and obligations under the Purchase Agreement and under any Transaction Documents, together with the rights of the Bank One Assignors to payment in respect of 16.67% of its Receivables Interests (but excluding accrued and unpaid interest, and the amount of any accrued and unpaid fees as of the Effective Date which shall remain payable to the Bank One Assignors under Purchase Agreement) and the Assignees shall pay to Bank One, N.A. on the Effective Date an amount equal to $22,733,420.63 in consideration thereof.

     (b)  Each Assignee hereby agrees to be bound by all the agreements set forth in the Purchase Agreement, a copy of which has been received by each such party. From and after the Effective Date:

(i) the Fleet Assignors shall relinquish all of its rights and be released from all of its obligations under the Purchase Agreement and the Transaction Documents and shall cease to be parties to the Purchase Agreement or any other Transaction Document and the Commitment and Commitment Pro Rata Share of the Fleet Assignors shall be zero;

(ii) to the extent of the interests assigned hereunder, the Bank One Assignors shall relinquish its rights and be released from its obligations under the Purchase Agreement and the Transaction Documents; and

(iii) each Assignee shall be a party to and be bound by the provisions of the Purchase Agreement and, to the extent of the interests assigned pursuant hereto, have the rights and obligations of:

(A) in the case of Citicorp North America, Inc., a Managing Agent (on behalf of a Purchaser Group consisting of Charta, LLC and Citibank, N.A.;

(B) in the case of Charta, LLC, as a Conduit; and

(C) in the case of Citibank, N.A., as an Investor.

     SECTION 2. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof:

     (a)  The Purchase Agreement is hereby amended to incorporate the blacklined changes shown on the marked copy of the Purchase Agreement attached hereto as Exhibit A.

     (b)  Immediately after giving effect to the assignments contemplated in Section 1 and the Amendments effected pursuant to Section 2, Falcon Asset Securitization Corporation shall have outstanding Capital of $68,200,086.31 and Charta, LLC shall have outstanding Capital of $68,200,086.31, Bank One, N.A. shall have a Commitment of $75,000,000 and Citibank, N.A. shall have a Commitment of $75,000,000.

     SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when, and only when, (a) the Administrative Agent shall have received (i) counterparts of this Amendment executed by each of the parties hereto, (ii) counterparts of the Amendment No. 1 to Transfer Agreement dated as of the date hereof in form and substance acceptable to the Administrative Agent and each Managing Agent executed by the parties thereto, (iii) opinions of counsel to the Seller, the Originator and the Parents in form and substance acceptable to the Administrative Agent and each Managing Agent, (b) each Managing Agent shall have received counterparts of a Fee Letter executed by the Seller and such Managing Agent in form and substance satisfactory to such Managing Agent, (c) each Managing Agent has received the fees provided to be paid on the date hereof pursuant to the applicable Fee Letter, (d) the amounts to be paid pursuant to Section 1(a) shall have been paid and Fleet Securities Inc. shall have been paid $34,670.88 by the Seller in respect of the Accrued Fleet Amounts, (e) the “Omnibus Amendment” has become effective. The Omnibus Amendment means that certain Omnibus Amendment No. 1 dated as of the date hereof among The El-Bee Receivables Corporation, The El-Bee Chargit Corp., Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), as trustee, CRC Funding, LLC (as successor to Corporate Receivables Corporation), EagleFunding Capital Corporation, Falcon Asset Securitization Corporation, Citibank, N.A., Bank One, N.A., Fleet National Bank, Citicorp North America, Inc. and Fleet Securities Inc. This Amendment shall, by agreement of the parties hereto, become effective notwithstanding the failure to satisfy any other condition set forth in the Purchase Agreement for amendment of the Purchase Agreement.

     SECTION 4. Representations and Warranties of the Seller and GP Inc. Each of the Seller and GP Inc. represents and warrants as to itself as follows:

     (a)  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Person of this Amendment; and

     (b)  This Amendment and the Purchase Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms.

     SECTION 4. Reference to and the Effect on the Purchase Agreement. (a) On and after the effective date of this Amendment, each reference in the Purchase Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Purchase Agreement and each reference to the Purchase Agreement in any certificate delivered in connection therewith, shall mean and be a reference to the Purchase Agreement as amended hereby.

     (b)  Each party to the Purchase Agreement hereby agrees that, except as specifically amended above, the Purchase Agreement is hereby ratified and confirmed and shall continue to be in full force and effect and enforceable, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

     SECTION 5. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent, the Managing Agents and the Conduits in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent, the Managing Agents and the Conduits with respect thereto and with respect to advising the Agent, the Managing Agents and the Conduits as to their respective rights and responsibilities hereunder and thereunder.

     SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws (and not the law of conflicts) of the State of Illinois.

     SECTION 8. Elder-Beerman. Each of the parties hereto (other than the Fleet Assignors) acknowledge their intention to (i) permit, by February 28, 2004, the sales of store credit card receivables currently originated by The El-Bee Chargit Corp. and The Elder-Beerman Stores Corp. under the Purchase Agreement, as outlined in the Commitment Letter dated August 29, 2003 (acknowledged by The Bon-Ton Stores Corp. on the same date) from Bank One, NA, with its main office in Chicago, Illinois and Banc One Capital Markets, Inc. and (ii) to effect such changes to the Purchase Agreement and related documents as may be mutually agreeable in connection with the foregoing (and subject, with respect to both clauses (i) and (ii) of this Section 8, (x) in the case of the Assignees, to prior receipt of internal credit approval of such Assignees with respect thereto and (y) in the case of the Bon-Ton Parties, to the provisions of Section 6.19 of the Second Amended and Restated Credit Agreement, dated as of October 24, 2003 by and among The Bon-Ton Department Stores Inc., and Elder Acquisitions Corp., as Borrowers, certain Credit Parties named therein, General Electric Capital Corporation, as a Lender and as the Administrative Agent and the other Agents and Lenders party thereto from time to time).

     [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BON-TON RECEIVABLES PARTNERSHIP, L.P., as Seller

By: BTRGP, Inc.
its General Partner

By:

Name:
Title:

BTRGP, INC.

By:

Name:
Title:

THE BON-TON DEPARTMENT STORES, INC., as Collection Agent

By:

Name:
Title:

BANK ONE, NA, as Agent and Managing Agent

By:

Name: William Hendricks
Title: Director, Capital Markets
Bank One, NA Asset-Backed Finance, Suite 1729 1 Bank One Plaza Chicago, Illinois 60670 Fax: (312) 732-3600

FALCON ASSET SECURITIZATION CORPORATION, as a Conduit

By:

Name: William Hendricks
Title: Authorized Signatory
c/o Bank One, NA, as Managing Agent Asset-Backed Finance, Suite 1729 1 Bank One Plaza Chicago, Illinois 60670 Fax: (312) 732-3600

CHARTA, LLC, as a Conduit By: Citicorp North America, Inc., as Attorney-in-Fact

By:

Name:
Title:

CITICORP NORTH AMERICA, INC., as Managing Agent

By:

Name:
Title:

EAGLEFUNDING CAPITAL CORPORATION

By:

Name:
Title:

FLEET SECURITIES INC.

By:

Name:
Title:

INVESTORS
BANK ONE, NA, as an Investor

By:

Name: William Hendricks
Title: Director, Capital Markets
Bank One, NA Asset-Backed Finance, Suite 1729 1 Bank One Plaza Chicago, Illinois 60670 Fax: (312) 732-3600

CITIBANK, N.A. as an Investor

By:

Name:
Title:

FLEET NATIONAL BANK
By:

Name:
Title:

EXHIBIT A

(Attached)

~~EXECUTION COPY~~ Conformed Copy Reflecting Amendments through October 24, 2003

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

Dated as of January 17, 2003

Among

THE BON-TON RECEIVABLES PARTNERSHIP, L.P.,

as Seller

THE BON-TON ~~RECEIVABLES PARTNERSHIP, L.P~~ DEPARTMENT STORES, INC.,

as Collection Agent

BTRGP, INC.

FALCON ASSET SECURITIZATION CORPORATION

and

~~EAGLEFUNDING CAPITAL CORPORATION,~~

CHARTA, LLC,

as Conduits

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Investors

BANK ONE, NA (MAIN OFFICE CHICAGO)

and

~~FLEET SECURITIES~~

CITICORP NORTH AMERICA, INC.,~~,~~

as Managing Agents

and

BANK ONE, NA (MAIN OFFICE CHICAGO),

as Agent

11

TABLE OF CONTENTS

ARTICLE I	AMOUNTS AND TERMS OF THE PURCHASES	1
ARTICLE II	REPURCHASE RIGHT	9
ARTICLE III	REPRESENTATIONS AND WARRANTIES	~~9~~10
ARTICLE IV	CONDITIONS OF PURCHASES	~~14~~15
ARTICLE V	COVENANTS	16
ARTICLE VI	ADMINISTRATION AND COLLECTION	~~25~~27
ARTICLE VII	TERMINATION EVENTS	~~28~~30
ARTICLE VIII	INDEMNIFICATION	~~30~~33
ARTICLE IX	THE AGENT	~~34~~37
ARTICLE X	ASSIGNMENTS; PARTICIPATIONS	~~37~~41
ARTICLE XI	MISCELLANEOUS	~~38~~42

SECOND AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

     This Second Amended and Restated Receivables Purchase Agreement dated as of January 17, 2003 is among The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership (“TBTR Partnership”, the “Seller” ~~and the “Collection Agent”)~~, BTRGP, Inc. (“GP, Inc.”), a Pennsylvania corporation, The Bon-Ton Department Stores, Inc., as Collection Agent (the “Collection Agent”) each financial institution party hereto as an Investor (the “Investors”), Falcon Asset Securitization Corporation (“Falcon”) and ~~EagleFunding Capital Corporation~~CHARTA, LLC (“~~Eagle~~Charta”), as Conduits (the “Conduits”), Bank One, NA (Main Office Chicago) (“Bank One”) and ~~Fleet Securities~~Citicorp North America, Inc., (“~~Fleet Securities~~CNAI”), as Managing Agents (the “Managing Agents”), and Bank One, as Agent (the “Agent”). Unless defined elsewhere herein, capitalized terms used in this Agreement, except for those used in connection with Section 7.1(~~i~~j), shall have the meanings assigned to such terms in Exhibit I. Capitalized Terms used in connection with Section 7.1(~~i~~j) shall have the meanings assigned to such terms in Exhibit X.

PRELIMINARY STATEMENTS

     The Seller, ~~The Bon-Ton Receivables Corp.~~Charta, GP, Inc., Falcon, and Bank One, as an Investor and as Agent, and the other financial institutions party thereto as Investors are parties to that certain Amended and Restated RPA dated as of June 12, 1995 (as amended prior to the date hereof, the “Existing RPA”).

     The parties hereto desire to enter into this agreement in order, among other things, to amend and restate the Existing RPA in its entirety.

ARTICLE I

AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1. Purchase Facility. (a) Upon the terms and subject to the conditions hereof, the Seller may, at its option at any time prior to the Facility Termination Date, sell and assign Receivable Interests to the Agent for the benefit of the Purchasers. Each Conduit may, at its option, purchase or instruct its related Managing Agent to purchase on its behalf or, if such Conduit shall decline to purchase, the Investors in its Purchase Group, or such Managing Agent ~~shall purchase~~, on behalf of the Investors in its Purchase Group, shall purchase Receivable Interests offered by the Seller for sale and assignment from time to time during the period from the date hereof to but not including the Facility Termination Date. Effective on the payment of the applicable Purchase Price in respect of each Incremental Purchase, the Seller assigns, transfers and conveys to the Agent for the benefit of the relevant Purchaser or Purchasers, and the Agent thereby acquires all of the Seller’s right, title and interest in and to the Receivable Interests arising from such Incremental Purchase.

     (b)  The Seller may, upon at least five days’ notice to the Agent and each Managing Agent, terminate in whole or reduce in part ratably among the Investors the unused portion of the Purchase Limit; provided that each partial reduction of the Purchase Limit shall be in an amount not less than $5,000,000 and any reduction of the Purchase Limit shall not cause the Purchase Limit to be an amount less than $120,000,000.

     Section 1.2. Making Purchases. (a) The Seller shall provide the Agent and each Managing Agent with at least three Business Days’ prior notice (a “Purchase Notice”) of each Incremental Purchase. Each Purchase Notice shall, except as set forth below, be irrevocable and shall specify the requested Purchase Price (the pro rata share of which, with respect to each Investor in each applicable Purchase Group shall not be less than $1,000,000) and date of purchase, together with ~~the~~in the case of an Incremental Purchase to be funded by the Investors, the requested duration of the initial Tranche Period and the initial Discount Rate related thereto. Following receipt of a Purchase Notice, each Managing Agent will determine whether the Conduit(s) in its Purchase Group agree to make the purchase. If any Conduit declines to make a proposed purchase, the Seller may cancel the Purchase Notice in its entirety or, in the absence of such a cancellation, the Incremental Purchase of the Receivable Interests will be made by the Investors in such Conduit’s Purchase Group.

     (b)  On the date of each Incremental Purchase, upon satisfaction of the applicable conditions precedent set forth in Article IV, each Conduit or the applicable Investors, as applicable, shall deposit to the Facility Account, in immediately available funds, no later than 11:00 a.m. (Chicago time), an amount equal to (i) in the case of a Conduit, the aggregate Purchase Price of the Receivable Interests that are being purchased on behalf of such Conduit or (ii) in the case of an Investor, such Investor’s Commitment Pro Rata Share of the aggregate Purchase Price of the Receivable Interests that are being purchased on behalf of the Investors.

     Section 1.3. Selection of Tranche Periods and Discount Rates. (a) Each Receivable Interest funded by a Conduit shall at all times have an associated amount of Capital. ~~(a)~~Each Receivable Interest funded by an Investor shall at all times have an associated amount of Capital, a Discount Rate and Tranche Period applicable to it. Not less than $1,000,000 of Capital may be allocated to any single Receivable Interest with respect to which a LIBO Rate applies. The Seller shall request Discount Rates and Tranche Periods for the Receivable Interests of the ~~Purchasers~~Investors. The Seller may select ~~the CP Rate, with the concurrence of the applicable Managing Agent, or the Base Rate for the Receivable Interests of any Conduit and~~ the LIBO Rate or the Base Rate for the Receivable Interests of the Investors. The Seller shall by 11:00 a.m. (Chicago time), (i) at least three Business Days prior to the expiration of any then existing Tranche Period with respect to which the LIBO Rate is being requested as a new Discount Rate, ~~(ii) at least two Business Days prior to the expiration of any then existing Tranche Period with respect to which the CP Rate is being requested as a new Discount Rate~~ and (~~iii~~ii) at least one Business Day prior to the expiration of any Tranche Period with respect to which the Base Rate is being requested as a new Discount Rate, give the applicable Managing Agent irrevocable notice of the new Tranche Period and Discount Rate for the Receivable Interest associated with such expiring Tranche Period. If the Seller fails to request a new Discount Rate and/or a new Tranche Period for any Receivable Interest pursuant to the terms of this Section 1.3, the Discount Rate shall be the ~~CP Rate or the~~ Base Rate, ~~in the applicable Managing Agent’s sole discretion~~, and the applicable Tranche Period shall be a period of one day commencing on the last day of the then expiring Tranche Period for such Receivable Interest. Until the Seller gives notice to the applicable Managing Agent of another Discount Rate, the initial Discount Rate for any Receivable Interest transferred to the Investors shall be the Base Rate and the Tranche Period for such Receivable Interest shall be a period of five days commencing on the day that such Receivable Interest is transferred to such Investors.

     (b)  If any Investor notifies the applicable Managing Agent that it has determined that funding its Commitment Pro Rata Share of the Receivable Interests of the Investors at a LIBO Rate would, by reason of any Regulatory Change after the date hereof, violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Receivable Interests at such LIBO Rate are not available or (ii) such LIBO Rate does not accurately reflect the cost of acquiring or maintaining a Receivable Interest at such LIBO Rate, then such Managing Agent shall suspend the availability of such LIBO Rate and require the Seller to select a new Discount Rate for any Receivable Interest accruing Discount at such LIBO Rate.

     (c)  Notwithstanding any other provision herein to the contrary, from and after the occurrence, and during the continuance, of a Default Pricing Event, until the Aggregate Unpaids have been indefeasibly paid in full, the Discount Rate applicable to all Receivable Interests shall be a rate per annum equal to the Base Rate plus 2%. “Default Pricing Event” shall mean (i) any Termination Event of the type described in Section 7.1(a)(ii) (other than a Termination Event arising thereunder in respect of any payment due under Article VIII) or Section 7.1(c), and (ii) any other Termination Event, provided that under this clause (ii) the Agent or any Managing Agent shall have declared (by written notice given to the Seller) the existence of such Termination Event and a period of five days shall have elapsed.

     Section 1.4. Percentage Evidenced by Receivable Interests. (a) Each Receivable Interest shall be initially computed on its date of purchase. Thereafter, until its Liquidation Day, each Receivable Interest shall be automatically recomputed (or deemed to be recomputed) on each day prior to its Liquidation Day. The variable percentage represented by any Receivable Interest as computed (or deemed recomputed) as of the close of business on the day immediately preceding its Liquidation Day shall remain constant at all times after such Liquidation Day.

      ~~(b) If any Receivable Interest would otherwise be reduced or increased on any day as a result of newly arising Collections or Receivables, the Agent may prevent such increase or reduction by notifying the Collection Agent on such day that the Net Receivables Balance for such Receivable Interest will include only the number or portion of Receivables or Collections arising on such day as shall cause the percentage evidenced by such Receivable Interest to remain constant. The remainder of the Receivables, Collections or portion thereof arising on such day shall be treated as arising on the next succeeding Business Day.~~

     (b) ~~(c)~~ If any reduction of any Receivable Interest hereunder affects a reduction in Capital, and if such reduction in Capital reduces aggregate Capital below the aggregate “Notional Amounts” of the Interest Rate Swap Agreements, then at the discretion of Bank One,

NA, in its role as Swap Counterparty, or such other Swap Counterparty as may from time to time be party to an Interest Rate Swap Agreement, any such Interest Rate Swap Agreement shall be deemed terminated pursuant to Section 6 thereof, and any Interest Rate Swap Obligations (including Breakage Fees), Swap Fees or any other amounts due under such Interest Rate Swap Agreement shall immediately be due and owing; provided that, at the discretion of such Swap Counterparty, the Seller may enter into a replacement Interest Rate Swap Agreement allocated to such reduced Receivable Interest with a “Notional Amount” less than or equal to such reduced Capital.

     Section 1.5. Dividing or Combining Receivable Interests. The Seller or any Managing Agent may, upon notice to and consent by the other received at least three Business Days prior to the end of a Tranche Period for any Receivable Interest funded by an Investor, take any of the following actions with respect to any related Receivable Interest: (i) divide such Receivable Interest into two or more Receivable Interests having aggregate Capital equal to the Capital of such divided Receivable Interest, (ii) combine such Receivable Interest with another Receivable Interest with a Tranche Period ending on the same day and owned by the related ~~Conduit~~Investor, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined or (iii) combine the Receivable Interest with a Receivable Interest to be purchased on such day by a related ~~Purchaser~~Investor, creating a new Receivable Interest having Capital equal to the Capital of the two Receivable Interests combined, ~~provided that, a Receivable Interest of a Conduit may not be combined with a Receivable Interest of any Investor.~~

     Section 1.6. Reinvestment Purchases. At any time that any Collection or Collections are received by the Collection Agent after the initial purchase of a Receivable Interest hereunder and on or prior to the Liquidation Day of such Receivable Interest (and subject to the provisions of Section 1.8 hereof), the Seller hereby requests and the Purchasers hereby agree to make, simultaneously with such receipt, a reinvestment (each a “Reinvestment”) with that portion of each and every Collection received by the Collection Agent that is allocable to such Receivable Interest, such that after giving effect to such Reinvestment, the amount of the Capital of such Receivable Interest immediately after any such receipt and corresponding Reinvestment shall be equal to the amount of the Capital immediately prior to such receipt; provided that, a Conduit (or its Managing Agent on its behalf) may at any time notify the Seller that it will cease to make Reinvestment Purchases and such Conduit shall thereafter cease to make such Reinvestment Purchases. If any Conduit notifies the Seller that it will cease to make Reinvestment Purchases and such Conduit thereafter ceases to make a Reinvestment Purchase, Seller may deliver a Purchase Notice, as defined in Section 1.2, to such Conduit’s related Managing Agent, and the Investors in such Conduit’s Purchase Group shall, subject to the other terms and conditions of this Agreement, make a new purchase of Receivable Interests by the third Business Day following such Purchase Notice in an amount equal to the Reinvestment Purchase that such Conduit declined to make (which amount shall be set forth in such Purchase Notice).

     Section 1.7. The Seller shall establish the Collection Concentration Account, the Yield Account and the Principal Account by November 30, 2003. Following such establishment, the Collection Agent shall remit all Collections received by it to the Collection Concentration Account and all Finance Charge Collections on deposit in the Collection Concentration Account shall be remitted to the Yield Account and all Principal Collections in the Collection Concentration Account shall be remitted to the Principal Account, in each case by the end of the Business Day following the Collection Agent’s receipt thereof. Prior to the Liquidation Day, on each Business Day the Collection Agent may, based upon the information provided in the latest Daily Report, withdraw (i) the excess (if any) of the amounts on deposit in the Yield Account over the sum of (x) for the portion of Capital covered by an Interest Rate Swap Agreement, the accrued and unpaid Interest Rate Swap Payments owing by the Seller (prorated daily without giving effect to any netting provisions in the applicable Interest Rate Swap Agreement ) plus (y) for the portion of Capital that is not covered by an Interest Rate Swap Agreement, the accrued and unpaid Discount on such portion of Capital plus (z) the accrued and unpaid fees owing hereunder, in each case through such Business Day since the prior date of deposit of accrued Interest Rate Swap Payments, Discount and fees and (ii) the excess (if any) over the amount required to be on deposit in the Principal Account for the aggregate Adjusted Receivables Interest to equal 100%.

          Section 1.8. ~~Section 1.7.~~ Full Liquidation Settlement Procedures. On the Liquidation Day and on each day thereafter, the Collection Agent (or, if applicable, the Agent) shall set aside and hold in trust for the Purchasers, ~~the Allocation Percentage of~~all Collections received on such day. On ~~the first Business Day of~~ each ~~calendar month~~Interest Rate Swap Settlement Day that is not a Settlement Day, the Collection Agent shall remit out of Collections (a) first, to ~~the Subservicer,~~the Collection Agent so long as the ~~Subservicer~~Collection Agent is not the Originator or any Affiliate thereof, any Collection Agent Fees accrued and unpaid ~~Subservicer Fee then due~~on such date, and ~~payable~~(b) second, to the Swap Counterparties, all accrued and unpaid Interest Rate Swap Payments. All remaining Collections shall be held by the Collection Agent in trust for the Purchasers for application on the next succeeding Interest Rate Swap Settlement Day or Settlement Day, as the case may be. On ~~the last day of~~ each ~~Tranche Period of a Receivable Interest after the occurrence of its Liquidation Day~~Settlement Date, the Collection Agent shall remit out of Collections (a) first, to the ~~Subservicer~~Collection Agent, so long as the ~~Subservicer~~Collection Agent is not the Originator or any Affiliate thereof, any ~~Subservicer~~Collection Agent Fee due but unpaid ~~on the first Business Day of the immediately preceding calendar month~~, (b) second, to the ~~Agent~~Swap Counterparties, all ~~unreimbursed Collection~~accrued and ~~Enforcement Costs~~unpaid Interest Rate Swap Payments, and (c) third, to each Managing Agent for the account of the Purchasers in such Managing Agent’s Purchase Group (ratably based upon outstanding amounts) any remaining amounts set aside pursuant to the first sentence hereof together with any remaining amounts set aside pursuant to this Section ~~1.7~~1.8 prior to such day, but not to exceed the sum of (i) the accrued Discount for such Receivable Interest, (ii) the Capital of such Receivable Interest, ~~and~~ (iii) such Purchase Group’s ratable share of all unreimbursed Collection and Enforcement Costs for remittance to the Agent, and (iv) the aggregate of all other amounts then owed hereunder by Seller to Purchasers or the related Managing Agent~~. If~~ (and if there shall be insufficient funds on deposit for the Collection Agent to distribute funds in payment in full of the aforementioned amounts, such amounts shall be allocated amongst the Managing Agents based upon the Funded Pro Rata Share of the ~~Purchases~~Purchasers in each Purchasing Group) and (d) fourth, to each Swap Counterparty any remaining amounts up to the aggregate of all other Interest Rate Swap Obligations then owed by the Seller to such Swap Counterparty. The Collections so remitted shall be allocated by the related Managing Agent to the Receivable Interests of the Purchasers in such Managing Agent’s Purchase Group in accordance with the Capital allocable to each, as between the Conduit in such Managing Agent’s Purchase Group and all other Purchasers in such Managing Agent’s Purchase Group, and ratably in accordance with the Commitment allocable to each, as among the Investors in such Managing Agent’s Purchase Group. If there shall be insufficient funds on deposit for the related Managing Agent to distribute funds remitted by the Collection Agent, in payment in full of the aforementioned amounts, such related Managing Agent shall distribute funds first, ~~to reimbursement of such Managing Agent’s Collection and Enforcement Costs, second,~~ in payment of all accrued Discount for the Receivable Interests, ~~third~~second, in reduction of the Capital of the Receivable Interests, third, to the Agent, in payment for such Purchase Group’s ratable share of all unreimbursed Collection and Enforcement Costs and fourth, in payment of all other amounts payable to the Purchasers in such Managing Agent’s Purchase Group. Collections applied to the payment of fees, expenses, Discount and all other amounts payable by the Seller to any Managing Agent and the Purchasers in such Managing Agent’s Purchase Group hereunder shall be allocated ratably among such Managing Agent and such Purchasers in accordance with the amounts owing to each. Following the date on which the Aggregate Unpaids are reduced to zero, the Collection Agent shall pay to Seller any remaining Collections set aside and held by the Collection Agent pursuant to this Section ~~1.7.~~1.8.

          Section 1.9. ~~Section 1.8.~~ Partial Liquidation Settlement Procedures. If, pursuant to Section ~~1.13,~~1.14, certain Investors have agreed to an extension of their respective Liquidity Termination Dates and at least one Investor has not agreed to such extension (each such Investor, a “Non-Renewing Investor”), on each day on and after such Non-Renewing Investor’s Liquidity Termination Date until the Capital of each Non-Renewing Investor has been reduced to zero and the Capital held by each Conduit in such Non-Renewing Investor’s Purchase Group (any such Conduit, a “Non-Renewing Conduit”) has been reduced to an amount equal to or less than the aggregate Commitments of the Investors in its Purchase Group (exclusive of any Non-Renewing Investor) the Collection Agent shall set aside and hold in trust for each such Non-Renewing Investor and Non-Renewing Conduit, the ratable share of Collections calculated (and not re-calculated subsequently) based on the outstanding Capital of such Non-Renewing Investor(s) and Non-Renewing Conduit(s) relative to the aggregate Capital of all Purchasers on such Non-Renewing Investor(s)’ Liquidity Termination Date. On ~~the last day of~~ each ~~Tranche Period of a Receivable Interest held by a Non-Renewing Investor or Non-Renewing Conduit~~Settlement Date, the Collection Agent shall remit to the applicable Managing Agent for the account of the Non-Renewing Investors and Non-Renewing Conduit(s) in such Managing Agent’s Purchase Group (ratably based upon outstanding amounts) the amounts set aside pursuant to the preceding sentence together with any remaining amounts set aside pursuant to this Section ~~1.8~~1.9 prior to such day with respect to such Receivable Interest, but not to exceed in the case of any Non-Renewing Conduit, an amount equal to the excess, if any, of Capital of such Non-Renewing Conduit over the aggregate Commitments of the Investors in its Purchase Group (exclusive of any Non-Renewing Investor), and not to exceed in any case the Capital of such Receivable Interest; provided that, if on any such Business Day, there shall be two or more Non-Renewing Investors with different Liquidity Termination Dates and the balance of such Collections is less than the aggregate of the above-described amounts (the “Initial Calculated Amount”) for such Non-Renewing Investors (and any related Non-Renewing Conduit(s)), such Collections shall be distributed ratably among such Non-Renewing Investors (and any related Non-Renewing Conduit(s)) based upon their respective Initial Calculated Amounts and provided, further, that notwithstanding the foregoing, if the Liquidation Day shall occur, this Section ~~1.8~~1.9 shall be inapplicable and Collections shall be distributed in accordance with Section ~~1.7.~~1.8.

          Section 1.10. ~~Section 1.9.~~ Deemed Collections. If on any day the Outstanding Principal Balance of, or Accrued Finance Charges in respect of, a Receivable is either (x) reduced as a result of any returns, defective or rejected goods or services, any cash discount or any adjustment by the Seller, the Collection Agent (if then any Person designated by the Seller is Collection Agent) or the Originator (or, if other than the Originator, the originator of such Receivable), or (y) reduced or cancelled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction and whether such claim relates to the Seller, the Originator (or, if other than the Originator, the originator of such Receivable) or any Affiliate thereof), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Article III are no longer true with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full. If the Seller receives any Collections or if the Seller is deemed to have received Collections pursuant to this Section ~~1.9~~1.10 or otherwise, the Seller shall within one Business Day pay such Collections or Deemed Collections to the Collection Agent and, at all times prior to such payment, such Collections shall be held in trust by the Seller, for the exclusive benefit of the Purchasers, the Managing Agents with respect to such Purchasers and the Agent.

          Section 1.11. ~~Section 1.10.~~ Discount; Payments and Computations, Etc. (a) Discount shall accrue for each Receivable Interest for each day ~~occurring during the Tranche Period~~ for such Receivable Interest. On ~~the last day of~~ each ~~Tranche Period~~Settlement Date the Seller shall pay to each Managing Agent an amount equal to the accrued and unpaid Discount in respect of each Receivable Interest held by the Purchasers in such Managing Agent’s Purchase Group for the immediately preceding ~~Tranche~~monthly ~~Period~~period, as notified by such Managing Agent to the Seller on or prior to ~~the last day of~~ such ~~Tranche~~Settlement ~~Period~~Date.

          (b) Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay the Agent and each Managing Agent, for the account of the relevant Purchasers in such Managing Agent’s Purchaser Group, such fees as set forth in the Fee Letter (which fees shall be sufficient, the Investors agree among themselves, to pay the “Investors Fees”) and such Purchaser’s share of all amounts payable as Discount, all amounts payable pursuant to Article VIII, if any, all Collection Agent costs, if any, payable pursuant to Section 6.2, any and all issuing and paying agent fees and commissions of placement agents and commercial paper dealers in respect of ~~Commercial Paper~~promissory notes issued to fund any Receivable Interest of any Conduit hereunder, and on demand therefor, any ~~early~~Early Collection Fee.

          (c) All amounts to be paid or deposited by any Person hereunder shall, unless otherwise expressly specified in this Agreement, be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (Chicago time) on the day when due in immediately available funds; if such amounts are payable to a Purchaser, they shall be paid to the related Managing Agent, for the account of such Purchaser, at the address of such Managing Agent set forth on the signature pages hereto until otherwise notified by such Managing Agent. Upon notice to the Seller, the Agent may debit the Facility Account or, solely in the case of Interest Rate Swap Obligations owing to Bank One the Swap Cash Collateral Account held in the name of Bank One as Swap Counterparty, for all amounts then due and payable hereunder. In the case of Interest Rate Swap Obligations owing to a Swap Counterparty other than Bank One upon notice to the Seller, such Swap Counterparty is authorized to debit the Swap Cash Collateral Account held by it for all amounts then due and payable under the Interest Rate Swap Obligations owing to it. All computations of Discount and per annum fees hereunder and under the Fee Letter shall be made on the basis of a year of 360 days for the actual number of days elapsed (including the first but excluding the last day). All per annum fees shall be payable monthly in arrears on the first day of each month. On each Interest Rate Swap Settlement Date, the Collection Agent shall direct each Swap Counterparty to make all payments due under each corresponding Interest Rate Swap Agreement directly to ~~the~~a Collection Account. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

          Section 1.12. ~~Section 1.11.~~ Seller Interest. The Seller shall ensure that the aggregate Adjusted Receivable Interests of the Purchasers shall at no time exceed 100%. If at any time, the aggregate Adjusted Receivable Interests of the Purchasers exceeds 100%, the Seller shall ~~pay~~deposit an amount to ~~each Managing Agent for the account of the Purchasers in such Managing Agent’s Purchase Group~~ the Principal Account within the Required Cure Period, ~~an amount to be applied to reduce the Capital of the Receivable Interests of each Purchaser in such Managing Agent’s Purchase Group,~~ such that after giving effect to such ~~payment~~deposit the aggregate Adjusted Receivable Interest of all Purchasers equals or is less than 100%. ~~Such amount~~Any amounts on deposit in the Principal Account on each Settlement Date, shall, at the request of the Agent, or otherwise if such amounts are in excess of $2,000,000, be ~~applied~~ paid to each Managing Agent for the account of the Purchasers in such Managing Agent’s Purchase Group (ratably ~~to the reduction of the~~based upon Capital ~~of~~outstanding) to reduce Capital up to the ~~Receivable~~amount necessary to reduce the aggregate Receivables Interests of all Purchasers to 100%. Any amounts received by the Purchasers pursuant to the preceding sentence shall be applied ratably in accordance with their Funded Pro Rata Shares. Any amounts on deposit in the Principal Account in excess of the amount required at such time for the aggregate Adjusted Receivables Interest to be at least 100% shall be released to the Seller by the Agent. The Seller hereby grants (i) to the Agent for the ratable benefit of the Agent, the Managing Agents and the Purchasers a security interest in all of its interest in the Receivables, Related Security, Collections and proceeds thereof to secure payment of the Aggregate Unpaids, including the indemnity obligations of the Seller under Article VIII and all other obligations owed hereunder to the Purchasers, (ii) to the Agent on behalf of Bank One, as a Swap Counterparty, a security interest in all of its interest in the Swap Cash Collateral Account held by Bank One, and all proceeds thereof to secure the Interest Rate Swap Obligations owing to Bank One, as Swap

Counterparty, and (iii) to each Swap Counterparty other than Bank One, a security interest in all of its interest in the Swap Cash Collateral Account held by such Swap Counterparty and all proceeds thereof to secure the Interest Rate Swap Obligations owing to such Swap Counterparty.

          Section 1.13. ~~Section 1.12.~~ Characterization. (a) It is the intention of the parties hereto that each purchase hereunder shall constitute an absolute and irrevocable sale, which purchase shall provide the applicable Purchaser with the full benefits of ownership of the applicable Receivable Interest. Except as specifically provided in this Agreement, each sale of a Receivable Interest hereunder is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to each Purchaser and each Managing Agent for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement, and (ii) such sale does not constitute and is not intended to result in an assumption by any Purchaser or any Managing Agent or any assignee thereof of any obligation of the Seller or the Originator or any other person arising in connection with the Receivables, the Related Security, the related Contracts and the Accounts, or any other obligations of the Seller or the Originator.

          (b) If the conveyance by the Seller to the Purchasers of interests in Receivables hereunder shall be characterized as a secured loan and not a sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall have granted to the Agent, for the ratable benefit of the Agent, the Managing Agents and the Purchasers, a duly perfected security interest in all of the Seller’s right, title and interest in, to and under the Receivables, the Collections, each Collection Account, each Interest Rate Swap Agreement, all Related Security, all payments on or with respect to such Receivables, all other rights relating to and payments made in respect of the Receivables, and all proceeds of any thereof prior to all other liens on and security interests therein, and after a Termination Event, the Managing Agents, the Purchasers, and each Swap Counterparty (with respect to the corresponding Swap Cash Collateral Account) shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law (including without limitation the right to foreclose upon the Receivables, Related Security, Collections, any Swap Cash Collateral Accounts and proceeds thereof and sell such collateral following a Termination Event, in each case pursuant to the requirements of the UCC), which rights and remedies shall be cumulative.

          Section 1.14. ~~Section 1.13.~~ Extension of Liquidity Termination Date. The Seller may request that an Investor extend the Liquidity Termination Date (such date or such date as it may have been previously extended pursuant to this Agreement is hereinafter referred to as the “Liquidity Termination Date”) for such Investor to the date occurring 364 days (or less) past the then applicable Liquidity Termination Date for such Investor by giving written notice of such request (an “Extension Request”) to the Managing Agent for such Investor. Such Extension Request shall be delivered no more than 60 days and no less than 30 days prior to the then applicable Liquidity Termination Date for such Investor. If the applicable Investor, or its Managing Agent on such Investor’s behalf, advises the Seller in writing by the later of (i) the date that is 30 days prior to the then applicable Liquidity Termination

Date for such Investor and (ii) the date that is 10 days after such Investor receives an Extension Request (such later date, the “Reply Date”), that such Investor consents to the requested extension, the Liquidity Termination Date for such Investor will be the date following the then applicable Liquidity Termination Date for such Investor that is specified by such Investor in writing as its new Liquidity Termination Date. If neither the Investor, nor its Managing Agent on such Investor’s behalf, responds to the Seller’s Extension Request by the Reply Date for such Investor, such Investor will be deemed to have denied the Seller’s Extension Request. Notwithstanding any of the foregoing, an Extension Request that is delivered by the Seller to an Investor prior to then applicable Liquidity Termination Date for such Investor may, with the written consent of the Seller, be accepted in writing by such Investor at any time prior to the then applicable Liquidity Termination Date for such Investor; in such case, the Liquidity Termination Date for such Investor will be the date following the then applicable Liquidity Termination Date for such Investor that is specified by such Investor in writing as its new Liquidity Termination Date.

ARTICLE II

REPURCHASE RIGHT

          Section 2.1. Seller’s Extinguishment. The Seller shall have the right, on five (5) Business Days’ written notice to the Agent, at any time following the reduction of the Capital to a level that is less than five percent (5%) of the original Purchase Limit, to repurchase from the Purchasers all, and not part, of the then outstanding Receivable Interests. The purchase price in respect thereof shall be an amount equal to the Aggregate Unpaids through the date of such repurchase, payable in immediately available funds. Such repurchase shall be without representation, warranty or recourse of any kind by, on the part of or against any Purchaser, any Managing Agent or the Agent.

          Section 2.2. Swap Cash Collateral Account. Any amounts on deposit in a Swap Cash Collateral Account in excess of the Required Minimum Balance related to the applicable Interest Rate Swap Agreement shall be remitted to the Seller by the Collateral Agent (if both the Collateral Agent and the Swap Counterparty are Bank One) or otherwise by such Swap Counterparty in each instance, upon the Seller’s request therefor. In addition, the Seller may from time to time make deposits into the Swap Cash Collateral Accounts in the amount necessary to maintain funds in such Swap Cash Collateral Accounts in an aggregate amount at least equal to the applicable Required Minimum Balance for all Interest Rate Swap Agreements at such time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

          Section 3.1. Seller Representations and Warranties. Each of the Seller and GP, Inc. hereby represents and warrants to the Agent, the Managing Agents and the Purchasers that:

          (a) Existence and Power. TBTR Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. TBTR Partnership has all partnership power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

          (b) No Conflict. The execution, delivery and performance by TBTR Partnership of this Agreement and each other Transaction Document to which it is a party, and TBTR Partnership’s use of the proceeds of purchases made hereunder, are within its partnership powers, have been duly authorized by all necessary partnership action, do not contravene or violate (i) its certificate of incorporation, by-laws, partnership agreement or certificate of limited partnership, as applicable, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Seller or its Subsidiaries (except created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document to be executed and delivered by TBTR Partnership hereunder has been duly executed and delivered by it.

          (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by TBTR Partnership of this Agreement, any Collection Account Agreement or any other Transaction Document to be delivered in connection herewith.

          (d) Binding Effect. This Agreement, each Collection Account Agreement and each of the other Transaction Documents to which TBTR Partnership is a party constitutes the legal, valid and binding obligation of TBTR Partnership enforceable against TBTR Partnership in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

          (e) Accuracy of Information. All information heretofore furnished by TBTR Partnership to the Agent, any Managing Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by TBTR Partnership to the Agent, any Managing Agent or the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f) Use of Proceeds. No proceeds of any Purchase will be used (i) for a purpose which violates, or would be inconsistent with, Regulation G, T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

          (g) Title to Receivables Purchased from the Originator. Each Receivable transferred by the Originator has been purchased by the Seller from the Originator in accordance with the terms of the Transfer Agreement, and the Seller has thereby irrevocably obtained legal and equitable title to, and has the legal right to sell, such Receivable and the Related Security and such Receivable has been transferred to the Seller free and clear of any Adverse Claim. Without limiting the foregoing, there has been duly filed all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller’s ownership interest in such Receivable.

          (h) Good Title; Perfection. Immediately prior to each purchase hereunder, the Seller shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by this Agreement and the documents entered into in connection herewith. This Agreement is effective to (i) create a valid and perfected first priority interest in each Swap Cash Collateral Account in favor of the corresponding Swap Counterparty (or the Collateral Agent on behalf thereof), and (ii) is effective to, and shall, upon each purchase hereunder, transfer to the Agent for the benefit of the relevant Purchaser or Purchasers (and the Agent, for the benefit of such Purchaser or Purchasers shall acquire from the Seller) a valid and perfected first priority undivided percentage ownership interest in each Receivable existing or hereafter arising and in the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, in each case except as created by this Agreement and the documents entered into in connection herewith.

          (i) Places of Business. The principal places of business and chief executive office of TBTR Partnership and the offices where TBTR Partnership as the Seller keeps all its Records are, and have been at all times since January 1, 1995, located at the address(es) listed on Exhibit II or such other locations notified to the Agent in accordance with Section ~~5.2~~5.1(~~a~~p) in jurisdictions where all action required by Section ~~5.2~~5.1(~~a~~p) has been taken and completed. The jurisdiction of organization, Federal Employer Identification Number and organizational identification number for TBTR Partnership are each correctly set forth on Exhibit II.

          ~~(j) Collection Accounts. With respect to Collections and the Collection Accounts:~~

     ~~(i) the Seller has caused the Originator and the Collection Agent to instruct all Obligors to pay all Collections directly to a Lock-Box; provided that Obligors may elect to make payments at a store location of the Originator;~~

     ~~(ii) the Originator has agreed to cause each of its stores (A) to deposit all In-Store Collections with a local bank within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections; the Originator has agreed to remit to the “Sub-Servicer” under the Transfer Agreement, on the date of receipt of any such In-Store Collections in the Concentration Account, all of such Collections; the Seller agrees to cause such Sub-Servicer thereupon to remit the same to the Collection Agent (or shall disburse the same in the manner and to such Persons as the Collection Agent shall otherwise direct in accordance with the terms and provisions of this Agreement); and the Collection Agent, if it receives any of the same, shall apply such Collections in accordance with Article VI and the other terms and~~

~~provisions of this Agreement; provided, however, that neither the Seller nor the Originator shall be in breach of its obligations under clause (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof so long as all such In-Store Collections are deposited within two Business Days of receipt;~~

     ~~(iii) all Collections in the Lock-Boxes are deposited, on the same Business Day received, directly into a Lock-Box Account and subsequently (within one Business Day after such deposit) transferred to the Concentration Account and the Seller shall thereupon make the same available to the Collection Agent for application in accordance with Article VI and the other terms and provisions of this Agreement;~~

     ~~(iv) all Lock-Boxes, Lock-Box Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, are listed on Exhibit III and, with respect to each Collection Account established after the date hereof, the Seller has provided notice thereof to the Agent and otherwise complied with all requirements set forth in Section 5.2(b) with respect thereto;~~

     ~~(v) a Collection Account Agreement in respect of each Collection Account, in the appropriate form, has been duly executed and delivered by the applicable Collection Bank, the Originator, the Seller and the Agent and such Collection Account Agreement remains in full force and effect.~~

          (j) The Seller has not granted any Person, other than the Agent as contemplated by this Agreement, dominion and control of any Collection Account, or the right to take dominion and control of any Collection Account at a future time or upon the occurrence of a future event.

          (k) Material Adverse Effect. Since January 31, ~~2002,~~2003, no event has occurred which would have a Material Adverse Effect.

          (l) Names. TBTR Partnership has not used any corporate name, trade name, or assumed name other than (i) on, or at any time during the five year period prior to, the date of this Agreement, those listed on Exhibit II and (ii) after the date of this Agreement any other name in respect of which the Seller shall have complied with Section ~~5.2~~5.1(~~a~~p).

          (m) Actions, Suits. There are no actions, suits or proceedings pending, or to the knowledge of TBTR Partnership threatened, against or affecting TBTR Partnership, the Originator, any Subsidiary of the Originator or The Bon-Ton Stores, Inc., or any of the foregoing’s respective properties, in or before any court, arbitrator or other body, which are reasonably likely to (i) adversely affect the collectibility of a material portion of the Receivables, (ii) materially adversely affect the financial condition of TBTR Partnership, the Originator, any Subsidiary of the Originator or The Bon-Ton Stores, Inc. or (iii) materially adversely affect the ability of TBTR Partnership to perform its obligations under the Transaction Documents; neither

TBTR Partnership, nor the Originator, nor any Subsidiary of the Originator nor The Bon-Ton Stores, Inc. is in default with respect to any order of any court, arbitrator or governmental body.

          (n) Credit and Collection Policies. With respect to each Receivable, the Collection Agent has complied in all material respects with the Credit and Collection Policy.

          (o) Payments to Originator. The Seller shall have given reasonably equivalent value to the Originator in consideration for each transfer to the Seller of Receivables and Related Security under the Transfer Agreement and each such transfer shall not have been made for or on account of an antecedent debt owed by the Originator to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended.

          (p) Ownership of the Seller. The Originator owns all of the issued and outstanding capital stock of GP, Inc. Such capital stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire securities of GP, Inc. GP, Inc. is the sole general partner in TBTR Partnership. The Originator is the sole limited partner in TBTR Partnership. There are no options, warrants or other rights to acquire any partnership interests in TBTR Partnership. GP, Inc. and the Originator each holds its partnership interest in TBTR Partnership free and clear of any Adverse Claim.

          (q) Not an Investment Company. TBTR Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          Section 3.2. GP, Inc. Representations and Warranties. GP, Inc. hereby represents and warrants to the Agent, the Managing Agents and the Purchasers that:

          (a) Corporate Existence and Power. GP, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted.

          (b) No Conflict. The execution, delivery and performance by GP, Inc. of this Agreement and each other Transaction Document, in each case for itself and on behalf of the Seller, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on its assets. This Agreement and each other Transaction Document to be executed and delivered by GP, Inc., on its own behalf and on behalf of the Seller, has been duly executed and delivered by GP, Inc.

          (c) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by GP, Inc. of this Agreement or any other Transaction Document to be delivered by it, whether on its own behalf or on behalf of the Seller, in connection herewith.

          (d) Binding Effect. This Agreement and each of the other Transaction Documents to which GP, Inc., for itself or on behalf of the Seller, is a party constitutes the legal, valid and binding obligation of GP, Inc., enforceable against GP, Inc. in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

          (e) Accuracy of Information. All information heretofore furnished by GP, Inc. to the Agent, any Managing Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by GP, Inc. to the Agent, any Managing Agent or the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (f) Places of Business. The principal place of business and chief executive office of GP, Inc. are, and have been at all times since January 1, 1995, located at the address listed on Exhibit II. The jurisdiction of organization, Federal Employer Identification Number and organizational identification number of GP, Inc. are correctly set forth on Exhibit II.

          (g) Names. GP, Inc. has not at any time used any corporate name, trade name or assumed name other than “BTRGP, Inc.”

          (h) Actions, Suits. There are no actions, suits or proceedings pending, or to the knowledge of GP, Inc., threatened, against or affecting GP, Inc. or any of its properties, in or before any court, arbitrator or other body, which are reasonably likely to materially adversely affect the financial condition of GP, Inc. or the ability of GP, Inc. or the Seller to perform its obligations under the Transaction Documents; GP, Inc. is not in default with respect to any order of any court, arbitrator or governmental body.

          (i) Not an Investment Company. GP, Inc. is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended from time to time, or any successor statute.

          Section 3.3. Representations of the Collection Agent

          (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except where the failure to obtain such licenses, authorizations, consents or approvals would not have a Material Adverse Effect on the Collection Agent.

          (b) No Conflict. The execution, delivery and performance by the Collection Agent of this Agreement and each other Transaction Document to which it is a party, and the Collection Agent’s use of the proceeds of purchases made hereunder, are within its corporate powers, have been duly authorized by all necessary corporate action, do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of the Collection Agent or its Subsidiaries (except as created hereunder or under the Investor Agreement); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each other Transaction Document to be executed and delivered by the Collection Agent has been duly executed and delivered by the Collection Agent.

          (c) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Collection Agent of this Agreement or any other Transaction Document to be delivered in connection herewith.

          (d) Binding Effect. This Agreement and each of the other Transaction Documents to which the Collection Agent is a party constitutes the legal, valid and binding obligation of the Collection Agent enforceable against the Collection Agent in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally.

          (e) Accuracy of Information. All information heretofore furnished by the Collection Agent to the Seller, the Agent, any Managing Agent or the Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Seller, the Agent, any Managing Agent and the Purchasers will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

ARTICLE IV

CONDITIONS OF PURCHASES

          Section 4.1. Conditions Precedent to Effectiveness of this Agreement and Initial Purchase. The effectiveness of this Agreement and the initial purchase of a Receivable Interest under this Agreement is subject to the following conditions precedent:

          (a) the Agent shall have received (i) counterparts of this Agreement duly executed by each of the parties hereto and (ii) all other documents (executed as applicable) that are listed on the “Closing List”, attached hereto as Schedule A;

          (b) (i) a field audit on the Receivables conducted by outside third-party auditors and pursuant to agreed upon procedures developed by the Agent and agreed to by the Collection Agent, and (ii) an onsite due-diligence by the Agent and the Purchasers at the Collection Agent’s and/or Originator’s respective principal place of business and/or chief executive office, with each (i) and (ii) producing satisfactory results to allow for the internal credit approval by each of the Investors;

          (c) marking by the Originator and Seller of their respective records evidencing the sale of the Receivables contemplated thereof by the Transfer Agreement and this Agreement;

          (d) payment of any up-front fees due to the Purchasers pursuant to their respective Fee Letters and due as of the date hereof; and

          (e) evidence of compliance with clauses (iii), (iv) and (ix) of Section 5.1(k) satisfactory to the Agent.

          Section 4.2. Conditions Precedent to All Purchases and Reinvestments. Each purchase of a Receivable Interest hereunder and each Reinvestment shall be subject to the further conditions precedent that (a) in the case of each such purchase, the Collection Agent shall have delivered to the Agent and each applicable Managing Agent on or prior to the date of such purchase, in form and substance satisfactory to the Agent and such Managing Agent, all Monthly Reports and ~~Weekly~~Daily Reports as and when due under Section 6.5; (b) on the date of each such purchase or Reinvestment, the following statements shall be true both before and after giving effect to such purchase or Reinvestment (and acceptance of the proceeds of such purchase or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

     (i) the representations and warranties set forth in Article III are correct in all material respects on and as of the date of such purchase or Reinvestment as though made on and as of such date;

     (ii) no event has occurred and is continuing, or would result from such purchase or Reinvestment, that will constitute a Termination Event, and no event has occurred and is continuing, or would result from such purchase or Reinvestment, that would constitute a Potential Termination Event (including, without limitation, any proceeding that would with the passage of time constitute a Termination Event pursuant to Section 7.1(c));

     (iii) neither the Liquidity Termination Date (with respect to all Investors) nor the Facility Termination Date shall have occurred; and

     (iv) the aggregate Capital of all Receivable Interests does not exceed the Purchase Limit and the aggregate Adjusted Receivable Interests does not exceed 100%;

and (c) each Managing Agent shall have received such other approvals, opinions or documents as it shall have reasonably requested prior to the date of such purchase and which relate to assurances sought by such Managing Agent or any Purchaser in light of the occurrence of any Regulatory Change or the occurrence of any other event or condition the effect of which is to increase the risk in any material respect that any of the foregoing conditions shall not have been satisfied at the time of such purchase.

ARTICLE V

COVENANTS

          Section 5.1. Affirmative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

          (a) Financial Reporting. The Seller will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Agent and each Managing Agent (if such information is not publicly available at such time on the SEC’s EDGAR online system):

     (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified by its chief financial officer.

     (ii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Seller’s comptroller or chief financial officer (or the officer of GP, Inc. performing such services for the Seller) and dated the date of such annual financial statement.

     (iii) Statements and Reports. Promptly upon the furnishing thereof to the partners of the Seller, copies of all financial statements, reports and similar statements so furnished.

     (iv) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which The Bon-Ton Stores, Inc., or any of its Subsidiaries files with the Securities and Exchange Commission.

     (v) Change in Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

     (vi) Other Information. Such other information (including non-financial information) as the Agent, any Managing Agent or any Purchaser may from time to time reasonably request.

          (b) Notices. The Seller will notify the Agent and each Managing Agent in writing of any of the following immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

     (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event or each Potential Termination Event, by a statement of the comptroller or senior financial officer of the Seller (or the officer of GP, Inc. performing such services for the Seller).

     (ii) Judgment. The entry of any judgment or decree against the Seller or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Seller and its Subsidiaries (which judgments and decrees are not covered by insurance, the carrier of which shall have acknowledged such coverage) exceeds $~~5,000,000.~~1,000,000.

     (iii) Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding which could be reasonably likely to have a material adverse effect on the Seller or any Subsidiary or the collectibility of the Receivables.

          (c) Compliance with Laws. The Seller will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject.

          (d) Audits. The Seller will furnish to the Agent and to each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or such Managing Agent may reasonably request. The Seller shall, from time to time during regular business hours as requested by the Agent or any Managing Agent upon reasonable notice, permit the Agent or any Managing Agent, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Seller’s financial condition or the Receivables and the Related Security or the Seller’s performance hereunder or the Seller’s performance under the Contracts with any of the officers or employees of the Seller having knowledge of such matters. Prior to the occurrence of a Termination Event, the Agent and the Managing Agents shall be limited, in the aggregate, to two material audits in any 12 month period and any follow-up audits related to any deficiency found in any such material audit.

          (e) Keeping and Marking of Records and Books.

     (i) The Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Agent and each Managing Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (ii) The Seller will (a) at all times, mark its master data processing records and other books and records relating to the Receivable Interests with a legend, acceptable to the Agent, describing the Receivable Interests and (b) upon the request of the Agent or any Managing Agent (x) mark each Contract with a legend describing the Receivable Interests and (y) deliver to the Agent all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

          (f) Credit and Collection Policy. The Seller will timely and fully (i) perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract. The Seller will pay when due, and will cause (i) each of its partners to pay when due all taxes arising in connection with income of the Seller and the existence and maintenance of the continued good standing of the Seller and (ii) the Originator to pay when due any taxes (including, without limitation any sales taxes) payable in connection with the creation or transfer of Receivables in the manner contemplated herein.

          (g) Purchase by the Seller of Receivables from the Originator. With respect to each Receivable purchased by the Seller from the Originator, the Seller shall take all actions necessary to vest legal and equitable title to such Receivable and the Related Security irrevocably in the Seller, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC of all appropriate jurisdictions (or any comparable law) to perfect the Seller’s interest in such Receivable and such other action to perfect, protect or more fully evidence the interest of the Seller as the Agent or any Managing Agent may reasonably request.

          (h) Ownership Interest. The Seller shall take all necessary action to establish and maintain a valid and perfected first priority undivided percentage ownership interest in the Receivables and the Related Security and Collections with respect thereto, to the full extent contemplated herein, in favor of the Agent and the Purchasers, including, without limitation, taking such action to perfect, protect or more fully evidence the interest of the Agent or any Managing Agent and the Purchasers hereunder as the Agent may reasonably request.

          (i) Payment to the Originator. With respect to any Receivable purchased by the Seller from the Originator, such sale shall be effected under, and in strict compliance with the terms of, the Transfer Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Originator in respect of the purchase price for such Receivable.

          (j) Performance and Enforcement of Transfer Agreement. The Seller shall timely perform the obligations required to be performed by the Seller, and vigorously enforce the rights and remedies accorded to the Seller, under the Transfer Agreement.

          (k) Purchasers’ Reliance. The Seller acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon the Seller’s identity as a separate legal entity from the Originator and GP, Inc. Therefore, from and after the date of execution and delivery of this Agreement, the Seller shall take all reasonable steps including, without limitation, all steps that the Agent or any Managing Agent or any Purchaser may from time to time reasonably request to maintain the Seller’s identity as a separate legal entity and to make it manifest to third parties that the Seller is an entity with assets and liabilities distinct from those of the Originator and GP, Inc. and any Affiliates thereof and not a division of the Originator or GP, Inc. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, the Seller shall:

     (i) conduct its own business in its own name and require that all full-time employees of the Seller identify themselves as such and not as employees of the Originator or GP, Inc. (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as the Seller’s employees);

     (ii) compensate all employees, consultants and agents directly, from the Seller’s bank accounts, for services provided to the Seller by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Seller is also an employee, consultant or agent of the Originator or GP, Inc., allocate the compensation of such employee, consultant or agent between the Seller and the Originator (or GP, Inc. as applicable) on a basis which reflects the services rendered to the Seller and the Originator (or GP, Inc. as applicable);

     (iii) clearly identify its offices (by signage or otherwise) as its offices (and that of GP, Inc.);

     (iv) have a separate telephone number from the Originator, which will be answered only in its name (or that of GP, Inc.) and separate stationery, invoices and checks in its own name;

     (v) conduct all transactions with the Originator and GP, Inc. strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between the Seller and the Originator or GP, Inc. on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

     (vi) observe all partnership formalities as a distinct entity, and ensure that all partnership actions are duly authorized by GP, Inc. as its sole general partner;

     (vii) maintain the Seller’s books and records separate from those of the Originator and GP, Inc. and otherwise readily identifiable as its own assets rather than assets of the Originator or GP, Inc.;

     (viii) be capable of preparing its financial statements separately from those of the Originator and GP, Inc. and insure that any consolidated financial statements of the Originator that include the Seller have detailed notes clearly stating that the Seller is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of its own creditors;

     (ix) except as herein specifically otherwise provided, not commingle funds or other assets of the Seller with those of the Originator or GP, Inc. and not maintain bank accounts or other depository accounts to which the Originator or GP, Inc. is an account party, into which the Originator or GP, Inc. makes deposits or from which the Originator or GP, Inc. has the power to make withdrawals;

     (x) not permit the Originator or GP, Inc. to pay any of the Seller’s operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraphs (ii) and (v) above); and

     (xi) not permit the Seller to be named as an insured on the insurance policy covering the property of the Originator or GP, Inc. or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to the Seller.

          (l) Collections by the Originator. The Seller shall cause the Originator to remit all Collections received by the Originator to a Collection Account not later than the Business Day immediately after receipt of such Collections by the Originator and, at all times prior to such remittance, cause such Collections shall be held in trust by the Originator, for the exclusive benefit of the Purchasers, the Agent and the Managing Agents.

          (m) Ownership of the Seller. The Originator and ~~its affiliates~~GP, Inc. will at all times own 100% of the partnership interests of the Seller.

           (n) Swap Coverage. The Seller shall enter into and maintain Interest Rate Swap Agreements with Swap Counterparties whose short-term unsecured debt is rated at least A-1 by Standard & Poor’s Ratings Group and P-1 by Moody’s Investors Service, Inc. Such Interest Rate Swap Agreement shall contain terms and conditions acceptable to the Agent and each Managing Agent and shall have, on and after November 30, 2003, an aggregate Notional Amount equal to the Purchase Limit at all times, unless otherwise agreed by each Managing Agent in writing.

           (o) Collection Accounts. With respect to Collections, the Collection Accounts and the Store Accounts:

      (i) the Seller will cause the Originator and the Collection Agent to instruct in the monthly remittance advices sent to all Obligors to pay all Collections directly to a Lock-Box; provided that Obligors may elect to make payments at a store location of the Originator;

      (ii) the Seller will cause the Originator to agree to cause each of its stores (A) to deposit all In-Store Collections into a Store Account within one Business Day of its receipt thereof, and (B) on the same day as such deposit, to initiate a remittance to the Concentration Account (through the automated clearinghouse system or by wire transfer) of all such In-Store Collections and subsequently (within one Business Day after such deposit) to the Collection Concentration Account and the Collection Agent, if it receives any of the same, shall apply such Collections in accordance with Article VI and the other terms and provisions of this Agreement; provided, however, that neither the Seller nor the Originator shall be in breach of its obligations under clause (A) above if an amount not to exceed 5% of the aggregate In-Store Collections during any month shall fail to be deposited within one Business Day of the receipt thereof into a Store Account so long as all such In-Store Collections are deposited in a Store Account within two Business Days of receipt;

      (iii) the Seller will cause all Collections in the Lock-Boxes to be deposited, on the same Business Day received, directly into a Lock-Box Account and subsequently (within one Business Day after such deposit) transferred to the Collection Concentration Account and the Seller shall thereupon make the same available to the Collection Agent for application in accordance with Section 1.7 – 1.9 and the other terms and provisions of this Agreement;

      (iv) the Seller will cause all Lock-Boxes, Lock-Box Accounts, Store Accounts and Concentration Accounts as of the date hereof, together with the account numbers thereof and the names and addresses of all banks maintaining the same, to be listed on Exhibit III and, with respect to each Collection Account and Store Account established after the date hereof, the Seller will provide notice thereof to the Agent and otherwise complied with all requirements set forth in Section 5.2(a) with respect thereto;

      (v) the Seller will (a) enter into a Collection Account Agreement in respect of each Collection Account, in the appropriate form, that is duly executed and delivered by the applicable Collection Bank, the Originator, the Seller and the Agent and such Collection Account Agreement shall be maintained in full force and effect, (b) enter into a control agreement in respect of each Lock-Box (which control agreement may be contained in a Collection Account Agreement), in form and substance acceptable the each Managing Agent, that is duly executed and delivered by the Lock-Box Processor with respect to such Lock-Box, the Originator, the Seller and the Agent and such control agreement shall be maintained in full force and effect, and (c) on or before January 22, 2004, cause the Originator and the applicable bank maintaining each Store Account to enter into a blocked account agreement in respect of each Store Account (other than any Store Account with a balance that does not at any time exceed $50,000), in a form acceptable to the Agent, with either the Agent or with another secured party that has entered into an intercreditor agreement with the Agent;

      (vi) the Seller and the Collection Agent will not permit any funds other than Collections to be deposited into a Lockbox Account, the Collection Concentration Account, the Principal Account or the Yield Account; and

      (vii) by November 30, 2003, the Seller shall cause (a) ACH payments currently deposited into Account #2000006161459 at Wachovia Bank, N.A. to be redirected and deposited directly into Account #2014218771982 at Wachovia Bank, N.A and (b) each Lock-Box to be in the name (on the records of the U.S. Postal Service) of a party that is acceptable to each Managing Agent and that has entered into a control agreement with respect to such Lock-Box with the Agent that is in form and substance acceptable to each Managing Agent.

          Section 5.2. Negative Covenants of Seller. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, the Seller hereby covenants that:

          (a) Name Change, Offices, Records and Books of Accounts. (i) The Seller will not change its name, form of organization or jurisdiction of organization (within the meaning of Section 9-102 of any applicable enactment of the UCC) unless it shall have: (i) given the Agent at least 45 days prior notice thereof and (ii) delivered to the Agent all financing statements, instruments and other documents requested by the Agent or any Managing Agent in connection with such change or relocation.

          (b) Change in Payment Instructions to Obligors. The Seller will not add or terminate any bank as a Collection Bank, or make any change in its instructions to Obligors regarding payments to be made on the Receivables, unless in the case of the proposed addition or termination of any bank as a Collection Bank the Agent shall have received, at least 10 days before the proposed effective date therefor, (i) written notice of such addition or termination and (ii) with respect to the addition of a Collection Bank or a Collection Account, a fully executed Collection Account Agreement; provided, however, that the Seller may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to an existing Lock-Box ~~Account~~or Lock-Box Account. The Seller will not add or terminate any Lock-Box, unless the Agent shall have received at least 30 days before the proposed effective date therefor (i) written notice of such addition or termination and (ii) a fully executed control agreement in compliance with Section 5.1(o)(v). The Seller will not add or terminate any bank maintaining a Store Account, unless the Agent shall have received at least 30 days before the proposed effective date therefor (i) written notice of such addition or termination and (ii) a fully executed blocked account agreement in compliance with Section 5.1(o)(v).

          (c) Sales, Liens, Etc. Except as otherwise provided herein, the Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any Contract under which any

Receivable arises, or any Collection Account or assign any right to receive income in respect thereof, or any Swap Cash Collateral Account, and the Seller shall defend the right, title and interest of the Agent and the Purchasers in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Seller or the Originator.

          (d) Change in Business or Credit and Collection Policy. The Seller shall not make any material change in the character of its business or in the Credit and Collection Policy, which change would, in either case, be reasonably likely to impair the collectibility of any of the Receivables or decrease the credit quality of any new Receivables. The Seller shall not engage in any business or activity of any kind or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking other than the transactions contemplated and authorized by this Agreement and the Transfer Agreement (it being understood that the foregoing shall not prohibit the Seller from making charitable contributions with the consent of the Agent).

          (e) Extension or Amendment of Receivables. Except as otherwise permitted pursuant to Section 6.2(c), the Seller, acting as Collection Agent or otherwise, shall not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract under which such Receivable arises.

          (f) Amendments to Transfer Agreement. The Seller shall not, without the consent of each of the Managing Agents, (i) cancel or terminate the Transfer Agreement, (ii) give any consent, waiver, directive or approval under the Transfer Agreement, (iii) waive any default or breach under the Transfer Agreement, or otherwise grant any indulgence thereunder, or (iv) amend, supplement or otherwise modify any of the terms of the Transfer Agreement.

           (g) Amendments to Organizational Documents. The Seller shall not amend partnership agreement or certificate of limited partnership in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.

          (h) ~~(g)~~ Other Agreements. The Seller shall not enter into or be a party to any agreement or instrument other than this Agreement, the Transfer Agreement, the “Revolving Note” (as defined in the Transfer Agreement), and the Interest Rate Swap Agreements and other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs as expressly contemplated in Section 5.1(k).

          ~~(h) Amendments to Organizational Documents. The Seller shall not amend partnership agreement or certificate of limited partnership in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.1(k) of this Agreement.~~

          (i) Indebtedness. The Seller shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) the incurrence of obligations under this Agreement or the

Transfer Agreement between the Seller and the Originator to make payment for the purchase of Receivables under such Transfer Agreement, (iii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement, and (iv) the Interest Rate Swap Agreements.

          (j) Merger. The Seller shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person.

          Section 5.3. Affirmative Covenants of GP, Inc. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, GP, Inc. hereby covenants that:

          (a) Financial Reporting. It will furnish to the Agent:

     (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, financial statements for such fiscal year certified by its chief financial officer.

     (ii) Other Information. Such other information (including non-financial information) as the Agent, any Managing Agent or any Purchaser may from time to time reasonably request.

          (b) Compliance by the Seller. It will cause the Seller to comply with each term, covenant and agreement on the Seller’s part to be performed hereunder (including, without limitation, Section 5.1(k) hereof) and under each other Transaction Document, and the payment and performance of all obligations and liabilities of the Seller hereunder and under each other Transaction Document.

          (c) Compliance with Laws. It will comply in all material respects with all applicable laws, rules, regulations, orders writs, judgments, injunctions, decrees or awards to which it may be subject, and will pay all taxes when the same shall become due.

          (d) Audits. It will furnish to the Agent and to each Managing Agent from time to time such information with respect to it and the Receivables as the Agent or any Managing Agent may reasonably request. GP, Inc. shall, from time to time during regular business hours as requested by the Agent or any Managing Agent upon reasonable notice, permit the Agent or any Managing Agent, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of GP, Inc. relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of GP, Inc. for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the financial condition of GP, Inc. or the Receivables and the Related Security or the Seller’s or GP, Inc.’s performance hereunder or the Seller’s performance under the Contracts with any of the officers or employees of GP, Inc. having knowledge of such matters.

          (e) Separate Identity. GP, Inc. acknowledges that the Purchasers are entering into the transactions contemplated by this Agreement in reliance upon (x) the Seller’s identity as a separate legal entity from the Originator and from GP, Inc. and (y) GP, Inc.’s identity as a separate legal entity from the Originator. Therefore, from and after the date of execution and delivery of this Agreement, GP, Inc. shall take all reasonable steps including, without limitation, all steps that the Agent or any Managing Agent or any Purchaser may from time to time reasonably request to maintain its identity as a separate legal entity and to make it manifest to third parties that it is an entity with assets and liabilities distinct from those of the Seller and the Originator and any Affiliates thereof and that it is not a division of the Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, GP, Inc. shall:

     (i) conduct its own business in its own name and require that all full-time employees of GP, Inc. identify themselves as such and not as employees of the Originator (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as GP, Inc.’s employees and by providing stationery in the name of GP, Inc. for business correspondence);

     (ii) compensate all directors, employees, consultants and agents directly, from GP, Inc.’s bank accounts (which in the case of the directors of GP, Inc. shall be in cash at all times falling on or after November 24, 2003 and any such payments shall be reflected in the books and records of GP, Inc. and/or the Seller, as applicable), for services provided to GP, Inc. by such employees, consultants and agents and, to the extent any employee, consultant or agent of GP, Inc. is also an employee, consultant or agent of the Originator, allocate the compensation of such employee, consultant or agent between GP, Inc. and the Originator on a basis which reflects the services rendered to GP, Inc. and the Originator;

     (iii) conduct all transactions with the Originator strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between GP, Inc. and the Originator on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

     (iv) at all times have at least one member of its Board of Directors who is not (A) a director, officer or employee of the Originator or the Seller or any affiliate thereof (other than GP, Inc.), (B) a person related to any officer or director of the Originator or the Seller, (C) a holder (directly or indirectly) of more than 5% of any voting securities of the Originator or the Seller, or (D) a person related to a holder (directly or indirectly) of more than 5% of any voting securities of the Originator or the Seller;

     (v) observe all corporate formalities as a distinct entity, and ensure that all corporate actions are duly authorized by unanimous vote of its Board of Directors;

     (vi) maintain its books and records separate from those of the Originator and the Seller and otherwise readily identifiable as its own assets rather than assets of the Originator or the Seller;

     (vii) prepare its financial statements separately from those of the Originator and the Seller and insure that any consolidated financial statements of the Originator that include GP, Inc. have detailed notes clearly stating that GP, Inc. is a separate corporate entity and that its assets will be available first and foremost to satisfy the claims of its creditors;

     (viii) not commingle funds or other assets of GP, Inc. with those of the Originator or the Seller and not maintain bank accounts or other depository accounts to which the Originator or the Seller is an account party, into which the Originator or the Seller makes deposits or from which the Originator or the Seller has the power to make withdrawals;

     (ix) not permit the Originator or the Seller to pay any of GP, Inc.’s operating expenses (except pursuant to allocation arrangements that comply with the requirements of subparagraphs (ii) and (iii) above); and

     (x) not permit itself to be named as an insured on the insurance policy covering the property of the Originator or the Seller or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to GP, Inc..

          Section 5.4. Negative Covenants of GP, Inc. Until the date on which the Aggregate Unpaids have been indefeasibly paid in full, GP, Inc. hereby covenants that:

          (a) Name Change, Offices, Records and Books of Accounts. It will not change its name, form of organization or jurisdiction of organization (within the meaning of Section 9-102 of any applicable enactment of the UCC) unless it shall have given the Agent at least 45 days prior notice thereof.

          (b) Sales, Liens, Etc. It shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of its assets, properties or interests in property or assign any right to receive income in respect thereof.

          (c) Change in Business or Credit and Collection Policy. It shall not make any material change in the character of its business. It shall not engage in any business or activity of any kind or enter into any transaction other than the transactions contemplated and authorized by this Agreement and the Transfer Agreement. It shall not enter into or be a party to any agreement or instrument other than this Agreement, the Transfer Agreement and the “Revolving Note” (as defined in the Transfer Agreement) and other than to incur ordinary operating expenses in the conduct of, or in order to qualify to do business for purposes of, its limited business affairs as expressly contemplated in Section 5.3(e).

          (d) Amendments to Corporate Documents. GP, Inc. shall not amend its certificate of incorporation or by-laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 5.3(e) of this Agreement.

          (e) Indebtedness. GP, Inc. shall not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (i) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (ii) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated in this Agreement.

          (f) Merger; Ownership of the Seller. GP, Inc. shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person. GP, Inc. shall not permit any Person other than itself to become or be a general partner in the Seller, and shall not permit any Person other than the Originator to become or be a limited partner in the Seller.

ARTICLE VI

ADMINISTRATION AND COLLECTION

          Section 6.1. Designation of Collection Agent. (a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.1. The ~~Seller~~Originator is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms of this Agreement. The Agent may at any time, and at the direction of any Managing Agent, shall, designate as Collection Agent a Person to succeed the ~~Seller~~Originator or any successor Collection Agent.

          (b) The ~~Seller is permitted to delegate, and the Seller hereby advises the Purchasers, the Agent and the Managing Agents that it has delegated, to the Originator, as “Subservicer” of the Collection Agent, all of its duties and responsibilities as Collection Agent hereunder. The~~ Originator has delegated certain of its duties and responsibilities as Collection Agent as more particularly described on Schedule B hereto. Notwithstanding the foregoing, (i) the ~~Seller~~Originator shall be and remain ~~primarily~~ liable to the Agent, the Managing Agents and the Purchasers for the full and prompt performance of all duties and responsibilities of the Collection Agent hereunder and (ii) the Agent, the Managing Agents and the Purchasers shall be entitled to deal exclusively with the ~~Seller~~Originator in matters relating to the discharge by the Collection Agent of its duties and responsibilities hereunder, and the Agent, the Managing Agent and the Purchasers shall not be required to give notice, demand or other communication to any

Person other than the ~~Seller~~Originator in order for communication to the Collection Agent and its respective delegatees and ~~Subservicers~~subservicers in respect thereof to be accomplished. The ~~Seller~~Originator, at all times that it is the Collection Agent, shall be responsible for providing its delegatees and ~~Subservicers~~subservicers with any notice given under this Agreement. Without the prior written consent of each Managing Agent and the Required Investors, the ~~Seller~~Originator shall not be permitted to delegate any of its duties or responsibilities as Collection Agent to any Person ~~other than the Originator, and the Originator shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Collection Agent delegated to it by the Seller~~.

          Section 6.2. Duties of Collection Agent. (a) The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

          (b) The Collection Agent shall administer the Collections in accordance with the procedures described herein and in Article I. The Collection Agent shall set aside and hold in trust for the account of the Seller, the Agent, the Managing Agents and the Purchasers their respective shares of the Collections of Receivables in accordance with Section 1.7. The Collection Agent will not deposit any funds other than Collections into a Lockbox Account or the Collection Concentration Account. The Collection Agent shall upon the request of the Agent, with the consent, or at the direction of the Managing Agents, after the occurrence of a Liquidation Day, segregate, in a manner acceptable to the Agent and the Managing Agents, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Collection Agent or the Seller prior to the remittance thereof in accordance with Section 1.7. If the Collection Agent shall be required to segregate Collections pursuant to the preceding sentence, the Collection Agent shall segregate and deposit with a bank designated by the Agent such allocable share of Collections of Receivables set aside for the Purchasers on the first Business Day following receipt by the Collection Agent of such Collections, duly endorsed or with duly executed instruments of transfer.

          (c) The Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable, adjust the Outstanding Principal Balance of any Receivable as a result of Dilutions, or adjust the Outstanding Principal Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Agent, the Managing Agents or the Purchasers under this Agreement. Notwithstanding anything to the contrary contained herein, the Agent, with the consent or at the direction of the Managing Agents, shall have the absolute and unlimited right to direct the Collection Agent to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

          (d) The Collection Agent shall hold in trust for the Seller and the Purchasers, in accordance with their respective Receivable Interests, all Records that evidence or relate to the

Receivables, the related Contracts and Related Security or that are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Agent, with consent or at the direction of the Managing Agents, deliver or make available to the Agent all such Records, at a place selected by the Agent. The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Seller (i) that portion of Collections of Receivables representing the Seller’s undivided fractional ownership interest therein, less, in the event the Seller is not the Collection Agent, all reasonable out-of-pocket costs and expenses of the Collection Agent of servicing, administering and collecting the Receivables, and (ii) any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Collection Agent shall, from time to time at the request of any Purchaser, furnish to the Purchasers (promptly after any such request) a calculation of the amounts set aside for the Purchasers pursuant to Section ~~1.7.~~1.8.

          (e) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller or the Originator shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Agent, with the consent or at the direction of the Managing Agents, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

           (f) The Collection Agent shall comply with Section 5.1(o) of this Agreement.

          Section 6.3. Collection Notices. (a) The Agent is authorized at any time to date and to deliver to the Collection Banks, the notice attached to the Collection Account Agreements or other applicable written instruction (the “Collection Notice”) assuming exclusive control of the Collection Accounts. The Agent is authorized at any time to deliver to the Lock-Box Processors written instructions assuming exclusive control of the Lock-Boxes pursuant to the control agreement entered into by the Agent and such Lock-Box Processors. The Seller hereby transfers to the Agent for the benefit of the Purchasers the exclusive ownership and control of the Collection Accounts and the Agent shall permit the Collection Agent, pursuant to the terms of ~~the~~ Collection Account Agreements, to withdraw funds from the Collection Accounts unless the Agent has notified the applicable Collection Bank to the contrary. The Seller hereby authorizes the Agent, and agrees that the Agent shall be entitled to (i) endorse the Seller’s name on checks and other instruments representing Collections, (ii) enforce the Receivables, the related Contracts and the Related Security and (iii) take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Agent rather than the Seller.

          (b) The Seller shall not at any time permit, and shall cause the Originator not to permit at any time, any Obligor to make payment at any store location of the Originator of any Receivable by means of either (i) another credit card or (ii) any instrument or other payment item that also represents payment of amounts owed to the Originator by such Obligor other than such Receivable. The Agent may at any time, and at the direction of any Managing Agent, shall, on written notice to the Seller, direct that the Seller, and the Seller thereupon shall, direct the

Originator to (i) cease accepting In-Store Collections at individual cash registers within a store, (ii) accept all In-Store Collections at a single collection point within each store, and otherwise segregate, record and maintain the separateness of all In-Store Collections from all other cash and payment items handled or located at such store, and (iii) remit on a daily basis from each store location all In-Store Collections (in the form received) to such location or locations as the Agent may in its sole discretion direct, including, without limitation, to a deposit account at any bank selected by the Agent (which may be a separate deposit account at the bank where any store, in the ordinary course, deposits its Collections) or to a concentration location (which may entail daily delivery by overnight courier by each store to such location of such store’s In-Store Collections). The Seller and the Collection Agent shall take all actions necessary, or that the Agent may reasonably request, to implement any alternative handling procedures required under this Section 6.3(b) for In-Store Collections.

          Section 6.4. Responsibilities of the Seller and Collection Agent. Anything herein to the contrary notwithstanding, the exercise by the Agent and the Purchasers of their rights hereunder shall not release the Collection Agent or the Seller from any of their duties or obligations with respect to any Receivables or under the related Contracts. None of the Agent, any Managing Agent or any of the Purchasers shall have any obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Seller.

          Section 6.5. Reports. On ~~the 15th day of~~ each ~~month (or, if such day is not a Business Day, the next Business Day)~~Monthly Report Delivery Date and at such ~~times~~time as the Agent or any Managing Agent shall request, the Collection Agent shall prepare and forward a Monthly Report to the Agent and each Managing Agent. ~~On February 6, 2003 and on Thursday of each successive week , the~~The Collection Agent shall prepare and forward a ~~Weekly~~Daily Report, to the Agent and each Managing Agent on each Business Day, reflecting activity for the immediately prior Business Day and utilizing the Loss Percentage and Dilution Percentage from the most recent Monthly Report received on or prior to such immediately prior Business Day. Together with the Monthly Reports required hereunder, the Collection Agent shall deliver a compliance certificate in substantially the form of Exhibit IV signed on behalf of the Collection Agent by the Collection Agent’s corporate treasurer or chief financial officer and dated the date of such Monthly Report. At such times as the Agent or any Managing Agent shall request, the Collection Agent shall prepare and forward to the Agent and each Managing Agent a listing by Obligor of all Receivables together with an aging of such Receivables. Reporting of such aging of accounts shall be in accordance with Missing Payment Indicator (MPI) aging methodology.

          Section 6.6. ~~Subservicer~~Collection Agent Fee. In consideration of the ~~Subservicer~~Originator’s agreement to perform the duties and obligations of the Collection Agent, as such duties and obligations have been delegated pursuant to Section 6.1(b), the Seller hereby agrees to pay to the ~~Subservicer~~Collection Agent on ~~the first Business Day of~~ each ~~month~~Settlement Date, a fee (the “~~Subservicer~~Collection Agent Fee”) in an amount equal to (i) 2.0% per annum multiplied by (ii) the average daily Outstanding Principal Balance of all Receivables during the preceding calendar month.

ARTICLE VII

TERMINATION EVENTS

          Section 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) (i) the Collection Agent (if ~~then any Person designated by~~ the ~~Seller is the~~ Collection Agent is the Originator or an affiliate of the Originator), the Seller, GP, Inc. either Parent, or the Originator shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.1(a)) or under the Transfer Agreement or the Parent Undertaking, and such failure shall remain unremedied for ten (10) Business Days after the earlier to occur of knowledge thereof on the part of the Collection Agent ~~or~~, the Seller or either Parent (as applicable) or notice thereof given by the Agent or any Managing Agent to the Seller, or (~~iii~~ii) the Collection Agent (if ~~then any Person designated by~~ the ~~Seller is the~~ Collection Agent is the Originator or an affiliate of the Originator), the Originator, ~~the~~ Seller, either Parent or GP, Inc. shall fail to make any payment or deposit to be made by it hereunder ~~or~~, under the Fee Letter or under the Parent Undertaking when due and such failure shall remain unremedied for one (1) Business Day.

          (b) Any representation, warranty, certification or statement made by the Seller, the Collection Agent or GP, Inc. in this Agreement or in any other document delivered pursuant hereto or by the Originator under the Transfer Agreement or by either Parent under the Parent Undertaking shall prove to have been incorrect in any material respect when made or deemed made.

          (c) (i) The Seller, GP, Inc., the Originator, ~~The Bon-Ton Stores, Inc.~~either Parent or any of their respective Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, GP, Inc., ~~the~~an Originator, ~~The Bon-Ton Stores, Inc.~~either Parent or any of their respective Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, in the case of any proceeding instituted against an Originator, either Parent or any of their respective subsidiaries (other than GP, Inc. or the Seller) such proceeding shall remain undismissed or unstayed for sixty (60) days or the applicable court shall enter a decree or order granting the relief sought in such proceeding, or (ii) any judicial or nonjudicial dissolution of the Seller shall occur, or an event of withdrawal with respect to GP, Inc. as the general partner in the TBTR Partnership shall occur or (iii) the Seller, GP, Inc., the Originator, ~~The Bon-Ton Stores, Inc.~~either Parent or any of their respective Subsidiaries shall take any corporate or partnership action to authorize any of the actions set forth in clause (i) or clause (ii) above in this subsection (c).

          (d) (i) The Seller, TBTR Partnership, GP, Inc. or the Originator shall fail to observe or perform any covenant, condition or provision of the Transfer Agreement, and such failure shall have continued beyond any applicable cure period thereunder, or (ii) the Seller or the Originator, as applicable, shall have waived or relinquished its rights under the Transfer Agreement with respect to any such failure or (iii) the “Termination Date” in the Transfer Agreement shall have occurred, or (iii) the Originator for any reason shall cease to sell, or the Seller for any reason shall cease to buy, “Receivables” under the Transfer Agreement.

          (e) The three month rolling average Excess Spread shall be less than 2%.

          (f) (i) The Originator shall cease to own directly 100% of shares of the outstanding capital stock of GP, Inc. entitled to vote generally for the election of directors of such corporation, (ii) GP, Inc. shall cease to own directly all of the general partnership interests in the Seller, (iii) the Originator shall cease to own directly all of the limited partnership interests in the Seller or (iv) a Change of Control shall occur.

          (g) As at the end of any fiscal month, (i) the average Delinquency Ratio in respect of the three fiscal months then most recently ended shall exceed 3.5% ~~or~~, (ii) the average ~~Loss~~Charge-~~to-Liquidation~~Off Ratio in respect of the three fiscal months then most recently ended shall exceed ~~3.5~~6.00% or (iii) the average Principal Payment Ratio in respect of the three fiscal months then most recently ended shall be less than 14.0%.

           (h) As at the end of any fiscal month, the average Dilution Ratio in respect of the three fiscal months then most recently ended shall exceed, (i) for the fiscal months ending in either December or January, 5.5%, and (ii) for any other fiscal months, 4.25%.

          (i) ~~(h)~~ The aggregate Adjusted Receivable Interests for all the Purchasers shall exceed 100% at any time and shall not have been cured within the Required Cure Period.

          (j) ~~(i)~~ The ~~Parent~~Bon-Ton Corp. and its Subsidiaries shall fail to maintain, on a consolidated basis at the end of each Fiscal Quarter of Parent a Fixed Charge Coverage Ratio for the 12-month period then ended of not less than 1.0 to 1.0.

           (k) Maximum Capital Expenditures. The Bon-Ton Corp. and its Subsidiaries on a consolidated basis shall make Capital Expenditures during the following periods that exceed in the aggregate the amounts set forth opposite each of such periods:

Period	Maximum Capital Expenditures per Period

Fiscal Year 2003	$32,000,000
Fiscal Year 2004	$40,000,000
Fiscal Year 2005	$45,000,000
Fiscal Year 2006 and thereafter	$50,000,000

provided, however, that the amount of permitted Capital Expenditures referenced above will be increased in any Fiscal Year by the positive amount equal to the lesser of (a) fifty percent (50%) of the amount of permitted Capital Expenditures for the immediately prior Fiscal Year, and (b) the amount (if any), equal to the difference obtained by taking the Capital Expenditures limit specified above for the immediately prior Fiscal Year minus the actual amount of any Capital Expenditures expended during such prior Fiscal Year (the “Carry Over Amount”), and for purposes of measuring compliance herewith, the Carry Over Amount shall be deemed to be the first amount spent on Capital Expenditures in that succeeding Fiscal Year.

          (l) ~~(j) The failure of~~A default or breach shall occur under any other agreement, document or instrument to which any Material Entity is a party which is not cured within any applicable grace period, and such default or breach (~~as defined in Section 7.2~~i) involves the failure to make any payment when due ~~(whether at scheduled maturity, by acceleration, when declared to be due and payable or otherwise)~~ in respect of any Indebtedness (other than any Indebtedness with respect to which the payee is The Bon-Ton Stores, Inc. or any Affiliate thereof) ~~outstanding (individually or~~ of any Material Entity in excess of $1,000,000 in the aggregate~~)~~ , or (ii) causes, or permits any holder of such Indebtedness or a trustee to cause, such Indebtedness or a portion thereof in ~~a principal amount of $5,000,000 and such failure shall remain unremedied for three (3) Business Days~~excess of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment.

          ~~Section 7.2. Payment Default on Other Indebtedness. In the event that any Material Entity (as defined below)~~

           (m) The Parent Undertaking shall fail to ~~make any payment when due (whether at scheduled maturity, by acceleration, when declared to be due and payable or otherwise)~~ be in ~~respect of any Indebtedness (other than any Indebtedness with respect to which the payee is The Bon-Ton Stores, Inc. or any Affiliate thereof) outstanding (individually or in the aggregate) in a principal amount of $2,500,000 or more at any time that a Person affiliated with or designated by~~full force and effect.

           (n) A final judgment or judgments for the payment of money in excess of $250,000 in the ~~Seller is then the Collection Agent, and such failure~~ aggregate at any time outstanding shall ~~remain unremedied for three (3) Business Days,~~ be rendered against any Material Entity and the same shall not, within thirty (30) days after the ~~Agent~~entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, ~~with the consent or at the direction of any Managing Agent, may demand that the Seller thereupon seek and obtain the services of a new Collection Agent satisfactory to~~ or shall not have been discharged prior to the expiration of any such stay.

           (o) An ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom, whether or not assessed, exceeds $250,000 in the aggregate.

           (p) As at the end of any fiscal month, the average aggregate In-Store Collections in respect of the ~~Agent and the Managing Agents. For this purpose, “Material Entity” means the Originator, The Bon-Ton Stores, Inc~~three fiscal months then most recently ended shall exceed 40% of aggregate Collections during such three fiscal months.~~, The Bon-Ton Corp., The Bon-Ton National Corp., The Bon-Ton Trade Corp., The Bon-Ton Stores of Lancaster, Inc., Adam, Meldrum & Anderson Co., Inc. and any other Person controlling, controlled by or under common control with The Bon-Ton Stores, Inc. and representing not less than 5% of the net worth of the consolidated group of which The Bon-Ton Stores, Inc. comprises a part.~~

ARTICLE VIII

INDEMNIFICATION

          Section 8.1. Indemnities by the Seller. (a) Without limiting any other rights which the Agent, any Managing Agent or any Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent, each Managing Agent and each Purchaser and their respective officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by a Purchaser of an interest in the Receivables, excluding, however:

     (i) Indemnified Amounts to the extent final judgment of a court of competent jurisdiction holds such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

     (ii) recourse for Receivables that are uncollectible or uncollected (whether on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor or otherwise); provided that the foregoing shall not negate, impair or otherwise modify any (or the effect of any) of the representations, warranties, covenants or other agreements of the Seller contained in this Agreement; or

     (iii) taxes imposed by the jurisdiction in which such Indemnified Party’s principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of the Seller or the Collection Agent or limit the recourse of the Purchasers to the Seller or Collection Agent for amounts otherwise specifically provided to be paid by the Seller or the Collection Agent under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Seller shall indemnify the Agent, the Managing Agents and the Purchasers for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to the Seller or the Collection Agent) relating to or resulting from:

(i)	any representation or warranty made by the Seller, GP, Inc., the Collection Agent (if then any Person designated by the Seller is the Collection Agent) or any officers of the Seller or the Collection Agent (if then any Person designated by the Seller is the Collection Agent) under or in connection with this Agreement, any Monthly Report, ~~any Weekly~~Daily Report or any other information or report delivered by the Seller, GP, Inc. or the Collection Agent (if then any Person designated by the Seller is the Collection Agent) pursuant hereto, which shall have been false or incorrect when made or deemed made;

(ii)	the failure by the Seller or the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation;

(iii)	any failure of the Seller, GP, Inc. or the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement;

(iv)	any products liability or similar claim arising out of or in connection with merchandise, insurance or services which are the subject of any Contract;

(v)	any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)	any Receivable which is treated as or represented by the Seller to be an Eligible Receivable (including, without limitation, for purposes of computing the Net Receivables Balance at any time) which is not at the date thereof an Eligible Receivable;

(vii)	the commingling of Collections of Receivables at any time with other funds;

(viii)	any investigation, litigation or proceeding related to or arising from this Agreement, the transactions contemplated hereby, the use of the proceeds of a purchase, the ownership of the Receivable Interests or any other investigation, litigation or proceeding relating to the Seller in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby; excluding, however, any investigation, litigation or proceeding that relates solely to the compliance or noncompliance by any Purchaser with any state or federal laws applicable to such Purchaser because of such Purchaser’s regulatory status or any contractual restriction (other than the Transaction Documents) binding on such Purchaser;

(ix)	any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding; and

(x)	any Termination Event described in Section 7.1(c).

The Seller shall be given notice of any claim for indemnified liabilities and, in the case of any litigation or proceeding brought by any Person that is not a party to this Agreement which litigation or proceeding is reasonably likely to give rise to a claim hereunder for indemnification, the Seller shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof.

           (b) Indemnities by the Collection Agent. Without limiting any other rights, the Collection Agent hereby agrees to indemnify the Indemnified Parties from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of the Agent, such Managing Agent or such Purchaser) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of:

     (i) any representation or warranty made by the Collection Agent (or any officers of the Collection Agent) under or in connection with this Agreement, any Monthly Report, any Daily Report or any other information or report delivered by the Collection Agent pursuant hereto, which shall have been false or incorrect when made or deemed made;

     (ii) the failure by the Collection Agent to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation; or

     (iii) any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions of this Agreement.

          The Collection Agent shall be given notice of any claim for indemnified liabilities and, in the case of any litigation or proceeding brought by any Person that is not a party to this Agreement which litigation or proceeding is reasonably likely to give rise to a claim hereunder for indemnification, the Collection Agent shall be afforded a reasonable opportunity to participate in the defense, compromise or settlement thereof.

          Section 8.2. Increased Cost and Reduced Return. (a) If any Funding Source shall be charged any fee, expense or increased cost on account of any Regulatory Change after the date hereof: (i) which subjects any Funding Source to any tax of any kind whatsoever with respect to this Agreement, any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (excluding net income taxes and franchise or gross receipts taxes (imposed in lieu of net income taxes) imposed on the Funding Source as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and such Funding Source or any political subdivision or taxing authority thereof or therein) or (ii) which imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or which imposes a requirement that the interest of a Conduit hereunder be accounted for on financial statements as an asset of any Funding Source, (iii) which imposes any requirement regarding capital adequacy in respect of such Funding Source (or any corporation controlling such Funding Source), and the effect thereof is to reduce the rate of return on such Funding Source’s or such corporation’s capital as a consequence of obligations existing hereunder to a level below which could have been achieved but for such Regulatory Change (taking into consideration such Funding Source’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by such Funding Source to be material, or (iv) which imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, within five Business Days following demand by the applicable Managing Agent, the Seller shall pay to such Managing Agent, for the benefit of the relevant Funding Source, such amounts charged to such Funding Source or to compensate such Funding Source for such reduction.

          (b) Each Funding Source shall be required to use reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Seller of any additional amount under Section 8.2(a)(iii); provided, however, that no Funding Source shall be obligated to incur any expense, cost or other amount in connection with utilizing such reasonable efforts.

          Section 8.3. Other Costs and Expenses. The Seller shall pay to the Agent, the Managing Agents and the Conduits on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder, including without limitation, the reasonable cost of any Conduit’s auditors auditing the books, records and procedures of the Seller, reasonable fees and out-of-pocket expenses of legal counsel for the Agent, the Managing Agents and the Conduits (which such counsel may be employees of the Agent, the Managing Agents or the Conduits) with respect thereto and with respect to advising the Agent, the Managing Agents and the Conduits as to their respective rights and remedies under this Agreement. The Seller shall pay to the Agent or each Managing Agent on demand any and all reasonable costs and expenses of the Agent, such Managing Agent and the Purchasers, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event. The Seller shall reimburse any Conduit on demand for all other reasonable costs and expenses incurred by such Conduit or any shareholder of such Conduit (“Other Costs”), including, without limitation, the cost of auditing such Conduit’s books by certified public accountants, the cost of rating the Commercial Paper by independent financial rating agencies, and the reasonable fees and out-of-pocket expenses of counsel for such Conduit or any counsel for any shareholder of such Conduit with respect to advising such Conduit or such shareholder as to matters relating to such Conduit’s operations. ~~Notwithstanding the foregoing, the Seller shall not be liable to the Agent, any Managing Agent or any Conduit in respect of the costs and out-of-pocket expenses incurred in connection with any audit conducted under Section 5.1(d) of this Agreement conducted prior to the occurrence of any Termination Event to the extent that the aggregate amount of such costs and expenses during any 12 month period shall exceed $35,000. Each Managing Agent and each Conduit hereby agrees that the Agent may, in its sole discretion, limit the amount of costs and expenses of any single audit conducted under Section 5.1(d) that may be reimbursed under this Section 8.3 to an amount less than $35,000. After the occurrence and during the continuance of a Termination Event, the foregoing limitation on audit costs shall not apply.~~ The Seller shall make each such reimbursement for costs and expenses, and shall make each other payment required under this Section 8.3, within five Business Days following demand by the Agent therefor.

          Section 8.4. Allocations. Each Conduit shall allocate the liability for Other Costs among the Seller and other Persons with whom such Conduit has entered into agreements to purchase interests in receivables (“Other Sellers”). If any Other Costs are attributable to the Seller and not attributable to any Other Seller, the Seller shall be solely liable for such Other Costs. However, if Other Costs are attributable to Other Sellers and not attributable to the Seller, such Other Sellers shall be solely liable for such Other Costs. All allocations to be made pursuant to the foregoing provisions of this Article VIII shall be made by the applicable Conduit in its sole discretion and shall be binding on the Seller and the Collection Agent.

ARTICLE IX

THE AGENT

          Section 9.1. Authorization and Action. Each Purchaser hereby designates and appoints Bank One to act as Agent hereunder and under each other Transaction Document, and authorizes the Agent and such Purchaser’s Managing Agent to take such actions as the Agent or Managing Agent, as the case may be, on its behalf and to exercise such powers as are delegated to the Agent or such Managing Agent, respectively, by the terms of this Agreement and the other Transaction Documents together with such powers as are reasonably incidental thereto. Neither the Agent nor any Managing Agent shall have any duties or responsibilities, except those expressly set forth herein or in any other Transaction Document, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent or any Managing Agent shall be read into this Agreement or any other Transaction Document or otherwise exist for the Agent or such Managing Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, any enforcement or collection activity), neither the Agent nor any Managing Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Investors. In performing its functions and duties hereunder and under the other Transaction Documents, (i) the Agent shall act solely as agent for the Purchasers, (ii) each Managing Agent shall act solely as agent for the Conduits and Investors in its related Purchase Group and (iii) neither the Agent nor any Managing Agent shall assume or be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, or any of its successors or assigns, or any Swap Counterparty, or any of its successors or assigns. Neither the Agent nor any Managing Agent shall be required to take any action which exposes the Agent or such Managing Agent to personal liability or which is contrary to this Agreement, any other Transaction Document or applicable law. The appointment and authority of the Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids and all Interest Rate Swap Obligations owing to Bank One, as Swap Counterparty. The appointment and authority of any Managing Agent hereunder shall terminate upon the indefeasible payment in full of all Aggregate Unpaids owing to all members of such Managing Agent’s Purchase Group. Each Purchaser hereby authorizes the Agent to execute and/or file each of the Uniform Commercial Code financing statements on behalf of such Purchaser (the terms of which shall be binding on such Purchaser).

          Section 9.2. Delegation of Duties. The Agent and the Managing Agents may execute any of their respective duties under this Agreement and each other Transaction Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Agent nor any Managing Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 9.3. Exculpatory Provisions. None of the Agent, the Managing Agents or any of their respective directors, officers, agents or employees shall be (i) liable to the Purchasers for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement or any other Transaction Document (except for its, their or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller contained in this Agreement, any other Transaction Document or any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, or any other Transaction Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other Transaction Document or any other document furnished in connection herewith or therewith, or for any failure of the Seller to perform its obligations hereunder or thereunder, or for the satisfaction of any condition specified in Article IV, or for the perfection, priority, condition, value or sufficiency or any collateral pledged in connection herewith. Neither the Agent nor any Managing Agent shall be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Seller. Neither the Agent nor any Managing Agent shall be deemed to have knowledge of any Termination Event or

Potential Termination Event unless the Agent or such Managing Agent, as applicable, has received notice from the Seller or a Purchaser. No Managing Agent shall have any responsibility hereunder to any purchaser other than the Purchasers in its Purchase Group.

          Section 9.4. Reliance by Agents. The Agent and the Managing Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Seller), independent accountants and other experts selected by the Agent or any Managing Agent. The Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the Managing Agents as the Agent deems appropriate and it shall first be indemnified to its satisfaction by the Investors, provided that unless and until the Agent shall have received such advice, the Agent may take or refrain from taking any action, as the Agent shall deem advisable and in the best interests of the Purchasers. The Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of the Managing Agents and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

          Section 9.5. Non-Reliance on Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Agent, the Managing Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent or any Managing Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Agent or such Managing Agent. Each Purchaser represents and warrants to the Agent and each Managing Agent that it has and will, independently and without reliance upon the Agent, any Managing Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and made its own decision to enter into this Agreement, the other Transaction Documents and all other documents related hereto or thereto.

          Section 9.6. Reimbursement and Indemnification. The Investors agree to reimburse and indemnify the Agent, and the Investors in each Purchase Group agree to reimburse the Managing Agent for such Purchase Group, and their respective officers, directors, employees, representatives and agents ratably according to their Commitment Pro Rata Shares, to the extent not paid or reimbursed by the Seller (i) for any amounts for which the Agent, acting in its capacity as Agent, or such Managing Agent acting in its capacity as a Managing Agent is entitled to reimbursement by the Seller hereunder and (ii) for any other expenses incurred by the Agent, in its capacity as Agent or such Managing Agent acting in its capacity as a Managing Agent and acting on behalf of the related Purchasers, in connection with the administration and enforcement of this Agreement and the other Transaction Documents; provided, however, that the Investors shall have no liability under this Section 9.6 to reimburse the Agent or the Managing Agent for such Investor’s Purchase Group in respect of any such amount or expense that arises by reason of the gross negligence or willful misconduct of the Agent or such Managing Agent, as the case may be.

          Section 9.7. Agents in their Individual Capacities. Each of the Agent, each Managing Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the it were not the Agent or a Managing Agent hereunder. With respect to the acquisition of Receivable Interests pursuant to this Agreement, each of the Agent and each Managing Agent shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Agent or a Managing Agent, as applicable, and the terms “Investor,” “Purchaser,” “Investors” and “Purchasers” shall include each of the Agent and each Managing Agent in its individual capacity.

          Section 9.8. Successor Agent. The Agent may, upon thirty days’ notice to the Seller and the Purchasers, and the Agent will, upon the written direction of all of the Purchasers (other than the Agent, in its individual capacity), resign as Agent. If the Agent shall resign, then the Managing Agents during such thirty-day period shall appoint from among the Purchasers a successor agent. If for any reason no successor Agent is appointed by the Managing Agents during such thirty-day period, then effective upon the termination of such thirty-day period, the Managing Agents shall perform all of the duties of the Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Managing Agents and for all purposes shall deal directly with the Managing Agents. After the effectiveness of any retiring Agent’s resignation hereunder, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Transaction Documents.

          Section 9.9. Successor Managing Agents. Any Managing Agent may, upon thirty days’ notice to Seller, the Agent and the Purchasers in its Purchase Group, and a Managing Agent will, upon the direction of all the Purchasers in its Purchase Group (other than such Managing Agent in its individual capacity), resign as Managing Agent. If a Managing Agent shall resign, then the Purchasers in the related Purchase Group shall appoint a successor Managing Agent during such thirty-day period. If for any reason no successor Managing Agent is appointed by the related Purchase Group during such thirty-day period, then effective upon the termination of such thirty-day period, the Purchasers in the related Purchase Group shall perform all of the duties of the related Managing Agent hereunder and under the other Transaction Documents and the Seller shall make all payments in respect of the Aggregate Unpaids directly to the applicable Purchasers and for all purposes shall deal directly with such Purchasers. After the effectiveness of any retiring Managing Agent’s resignation hereunder, the retiring Managing Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents and the provisions of this Article IX and Article VIII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement and under the other Transaction Documents.

ARTICLE X

ASSIGNMENTS; PARTICIPATIONS

          Section 10.1. Assignments. (a) The Seller, GP, Inc., the Collection Agent and each Investor hereby agree and consent to the complete or partial assignment by each Conduit of all of its rights under, interest in, title to and obligations under this Agreement to the Investors pursuant to a Liquidity Agreement or to any other Person, and upon such assignment, such Conduit shall be released from its obligations so assigned. Further, the Seller, GP, Inc., the Collection Agent and each Investor hereby agree that any assignee of any Conduit of this Agreement or all or any of the Receivable Interests of such Conduit shall have all of the rights and benefits under this Agreement as if the term “Conduit” explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of such Conduit hereunder. ~~The~~Neither the Seller nor the Collection Agent shall ~~not~~ have the right to assign its rights or obligations under this Agreement.

          (b) Any Investor may at any time and from time to time assign to one or more Persons (“Purchasing Investors”) all or any part of its rights and obligations under this Agreement pursuant to an assignment agreement, in a form satisfactory to the related Managing Agent (the “Assignment Agreement”), executed by such Purchasing Investor and such selling Investor. The consent of the Conduit in such assigning Investor’s Purchase Group shall be required prior to the effectiveness of any such assignment. Each assignee of an Investor must have a short-term debt rating of A-1 or better by Standard & Poor’s Ratings Group and P-1 by Moody’s Investors Service, Inc. and must deliver to the Agent an enforceability opinion in form and substance satisfactory to the Agent prior to the effectiveness of any Assignment Agreement. Upon delivery of the executed Assignment Agreement to the Agent and the related Managing Agent, such selling Investor shall be released from its obligations hereunder to the extent of such assignment. Thereafter the Purchasing Investor shall for all purposes be an Investor party to this Agreement and shall have all the rights and obligations of an Investor under this Agreement to the same extent as if it were an original party hereto and no further consent or action by the Seller, the Purchasers, the Agent or any Managing Agent shall be required.

          (c) Each of the Investors agrees that in the event that it shall cease to have a short-term debt rating of A-1 or better by Standard & Poor’s Corporation and P-1 by Moody’s Investors Service, Inc. (an “Affected Investor”), such Affected Investor shall be obliged, at the request of the Conduit or the Managing Agent in such Investor’s Purchase Group, to assign all of its rights and obligations hereunder to (x) another Investor or (y) another financial institution nominated by such Managing Agent and acceptable to such Conduit and the Seller, and willing to participate in this Agreement through the Liquidity Termination Date in the place of such Affected Investor; provided that the Affected Investor receives payment in full, pursuant to an Assignment Agreement, of an amount equal to such Investor’s Funded Pro Rata Share of the Capital and Discount owing to the Investors and all accruing but unpaid fees and other costs and expenses payable in respect of its Receivable Interests.

          Section 10.2. Participations. Any Investor may, in the ordinary course of its business at any time sell to one or more Persons (each a “Participant”) participating interests in its Commitment Pro Rata Share of the Receivable Interests of the Investors, its obligation to make purchases hereunder or any other interest of such Investor hereunder. Notwithstanding any such sale by an Investor of a participating interest to a Participant, such Investor’s rights and obligations under this Agreement shall remain unchanged, such Investor shall remain solely responsible for the performance of its obligations hereunder, and the Seller, the Conduits, the Managing Agents and the Agent shall continue to deal solely and directly with such Investor in connection with such Investor’s rights and obligations under this Agreement. Each Investor agrees that any agreement between such Investor and any such Participant in respect of such participating interest shall not restrict such Investor’s right to agree to any amendment, supplement, waiver or modification to this Agreement, except for any amendment, supplement, waiver or modification described in clause (i) of Section 11.1(b).

          Section 10.3. Additional Purchase Groups. Upon the Seller’s request and with the consent of the Agent, additional Purchase Groups may be added to this Agreement at any time by the execution and delivery of a Joinder Agreement by the members of such proposed additional Purchase Group, the Seller, the Agent and each of the Managing Agents, which execution and delivery shall not be unreasonably refused by such parties. Upon the effective date of such Joinder Agreement, (i) each Person specified therein as a “Conduit” shall become a party hereto as a Conduit, entitled to the rights and subject to the obligations of a Conduit hereunder, (ii) each Person specified therein as an “Investor” shall become a party hereto as an Investor, entitled to the rights and subject to the obligations of an Investor hereunder, (iii) each Person specified therein as a “Managing Agent” shall become a party hereto as a Managing Agent, entitled to the rights and subject to the obligations of a Managing Agent hereunder and (iv) the Purchase Limit shall be increased by an amount equal to the aggregate Commitments of the Investor(s) party to such Joinder Agreement. On or prior to the effective date of such Joinder Agreement, the Seller, the new Conduit and the new Managing Agent shall enter into a fee letter for purposes of setting forth the fees payable to the members of such Purchase Group in connection with this Agreement, which fee letter shall be considered a “Fee Letter” for all purposes of this Agreement.

ARTICLE XI

MISCELLANEOUS

          Section 11.1. Waivers and Amendments. (a) No failure or delay on the part of the Agent, any Managing Agent, any Purchaser, any Swap Counterparty, or the Seller in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this Section 11.1(b). The Conduits, the Seller, the Managing Agents and the Agent may enter into written modifications or waivers of any provisions of this Agreement, provided, however, that no such modification or waiver shall:

     (i) without the consent of each affected Purchaser, (A) extend the Liquidity Termination Date or the date of any payment or deposit of Collections by the Seller or the Collection Agent, (B) reduce the rate or extend the time of payment of Discount (or any component thereof), (C) reduce any fee payable to the Agent or the Managing Agent for the benefit of the Purchasers, (D) except pursuant to Article X hereof, change the amount of the Capital of any Purchaser, a Purchaser’s Funded Pro Rata Share, an Investor’s Commitment Pro Rata Share or an Investor’s Commitment, (E) amend, modify or waive any provision of this Section 11.1(b), (F) consent to or permit the assignment or transfer by the Seller of any of its rights and obligations under this Agreement, (G) change the definition of “Eligible Receivable,” “Loss Reserve,” or “Loss Percentage,” or (H) except in the manner expressly provided herein, release the Receivable Interest, or any other security interest or ownership interest, of any Purchaser granted hereunder in the Receivables, the Related Security and the Collections, or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

     ~~(ii) without the written consent of the Agent or any Managing Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of the Agent or such Managing Agent; or~~

     (ii) ~~(iii)~~ without the written consent of a Swap Counterparty, amend, modify or waive any provision of this Agreement if the effect thereof is to adversely affect the rights or duties of such Swap Counterparty; or

     (iii) ~~(iv)~~ without the written consent of GP, Inc., amend or modify any provision set forth in Section 5.3, or 5.5.

Notwithstanding the foregoing, (i) without the consent of the Investors or any Swap Counterparty, the Agent and any Managing Agent may, with the consent of the Seller, amend this Agreement solely to add additional Persons as Investors with respect to such Managing Agent’s Purchase Group hereunder and (ii) without the consent of the Seller, the Agent, any Managing Agent, any Swap Counterparty and any Conduit may enter into amendments to modify any of the terms or provisions of Article II, Article IX (other than Section 9.8 therein), Article X, Section 11.13 or any other provision of this Agreement, provided that such amendment has no negative impact upon TBTR Partnership or GP, Inc. Any modification or waiver made in accordance with this Section 11.1 shall apply to each of the Purchasers equally and shall be binding upon each party hereto.

          Section 11.2. Notices. (a) Except as provided in subsection (b) below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof. All such communications and notices shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when received through the mails, transmitted by telecopy, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that communications and notices to the Agent, any Managing Agent or any Purchaser pursuant to Article I or II shall not be effective until received by the intended recipient.

          (b) The Seller hereby authorizes the Agent to effect purchases and each Managing Agent to make Tranche Period and Discount Rate selections based on telephonic notices made by any Person whom the Agent or such Managing Agent, as applicable, in good faith believes to be acting on behalf of the Seller. The Seller agrees to deliver promptly to the Agent or the applicable Managing Agent a written confirmation of each telephonic notice signed by an authorized officer of the Seller. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Agent or such Managing Agent, as applicable, the records of the Agent or such Managing Agent, as applicable, shall govern absent manifest error.

          Section 11.3. Ratable Payments. If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of the Aggregate Unpaids owing to such Purchaser (other than payments received with respect to Discount, fees or pursuant to Section 8.2 or 8.3 or Section 8.1 if the applicable losses are not incurred by other Purchasers) in a greater proportion than that received by any other Purchaser entitled to receive a ratable share of such Aggregate Unpaids, such Purchaser agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Aggregate Unpaids held by the other Purchasers so that after such purchase each Purchaser will hold its ratable proportion of the Aggregate Unpaids; provided that if all or any portion of such excess amount is thereafter recovered from such Purchaser, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          Section 11.4. Protection of Ownership Interests of the Purchasers. (a) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary, or that the Agent or any Managing Agent may reasonably request, to perfect, protect or more fully evidence the Receivable Interests, or to enable the Agent, the Purchasers, or any Swap Counterparty to exercise and enforce their rights and remedies hereunder in respect of the Receivables, the Related Security and the Collections. The Agent may, or the Agent may direct the Seller to, notify the Obligors of Receivables, at any time and at the Seller’s expense, of the ownership interests of the Purchasers under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Agent or its designee. The Seller shall, at any Purchaser’s request, withhold the identity of such Purchaser in any such notification.

          (b) If the Seller, GP, Inc. or the Collection Agent fails to perform any of its obligations hereunder, the Agent, any Managing Agent or any Purchaser may (but shall not be required to) perform, or cause performance of, such obligation. The Agent, such Managing Agent or such Purchaser shall give the Seller, GP, Inc. or the Collection Agent, as applicable, three Business Days’ notice before taking any such action; provided that, if, in the reasonable judgment of the Agent or such Managing Agent, the giving of such notice or any delay in taking the related action would materially adversely affect the ability of the Agent, the Managing Agents or the Purchasers to exercise any of their rights hereunder, or the Purchasers’ interest in the Receivables generally or the collectibility of the Receivables generally (or any material portion thereof), the Agent, such Managing Agent or such Purchaser shall not be required to give such notice. The Agent’s, such Managing Agent’s or such Purchaser’s costs and expenses incurred in connection with any such action shall be payable by the Seller (if the Collection Agent that fails to so perform is the Seller or an Affiliate thereof) as provided in Section 8.3, as applicable. The Seller, GP, Inc. and the Collection Agent each irrevocably authorizes the Agent at any time and from time to time in the sole discretion of the Agent, and appoints the Agent as its attorney-in-fact, to act on behalf of the Seller, GP, Inc. and the Collection Agent (i) to execute on behalf of the Seller as debtor and to file financing statements necessary or desirable in the Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Purchasers in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the interests of the Purchasers in the Receivables. This appointment is coupled with an interest and is irrevocable.

          Section 11.5. Confidentiality. (a) The Seller, the Collection Agent, the Purchasers, the Agent, the Managing Agents and GP, Inc. shall maintain and shall cause each of its employees and officers to maintain the confidentiality of the Transfer Agreement, this Agreement and the other confidential proprietary information obtained in connection with the structuring, negotiating and execution of the transactions contemplated herein and therein, except that (i) the Seller, the Collection Agent, the Purchasers, the Agent, the Managing Agents and GP, Inc., and their respective officers and employees, may disclose such information to its external accountants and attorneys and as required by any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and (ii) the Agent, the Managing Agents and the Purchasers may disclose such information to the rating agencies, any commercial paper dealers and to any providers of credit enhancement or liquidity to any Conduit and (iii) the Agent, the Managing Agents and the Purchasers may disclose such information to prospective or actual assignees or participants.

          (b) Anything herein to the contrary notwithstanding, each of the Seller and GP, Inc. hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Agent, the Managing Agents, the Investors or the Conduits by each other, (ii) by the Agent, or the Managing Agents or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent, any Conduit or Managing Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to such Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which such Managing Agent provides managerial services or acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided that the recipients are advised of the confidential nature thereof. In addition, the Purchasers, the Agent or any Managing Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

           (c) Notwithstanding the foregoing, however, each party hereto may also disclose to any and all persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the parties hereto relating to such tax treatment or tax structure, except that, with respect to any document or similar item that in either case contains information concerning such tax treatment or tax structure of the transactions contemplated hereby as well as other information, this proviso shall only apply to such portions of the document or similar item that relate to such tax treatment or tax structure of the transactions contemplated hereby.

          Section 11.6. Bankruptcy Petition. The Seller, GP, Inc., the Collection Agent, the Agent, each Managing Agent, each Swap Counterparty and each Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior Indebtedness of each Conduit, it will not institute against, or join any other Person in instituting against, any Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 11.7. Limitation of Liability. Except with respect to any claim arising out of the willful misconduct, gross negligence or bad faith of any Conduit, any Managing Agent, the Agent, any Swap Counterparty or any Investor, no claim may be made by the Seller, the Collection Agent or any other Person against any Conduit, any Managing Agent, the Agent, any Swap Counterparty or any Investor or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and the Seller hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 11.8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 11.9. CONSENT TO JURISDICTION. EACH OF TBTR PARTNERSHIP AND GP, INC. HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE

COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY TBTR PARTNERSHIP OR GP, INC. PURSUANT TO THIS AGREEMENT AND EACH OF TBTR PARTNERSHIP AND GP, INC. HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE MANAGING AGENTS OR ANY PURCHASER TO BRING PROCEEDINGS AGAINST TBTR PARTNERSHIP OR GP, INC. IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY TBTR PARTNERSHIP OR GP, INC. AGAINST THE AGENT, THE MANAGING AGENTS OR ANY PURCHASER OR ANY AFFILIATE OF THE AGENT, THE MANAGING AGENTS OR A PURCHASER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY TBTR PARTNERSHIP OR GP, INC. PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 11.10. WAIVER OF JURY TRIAL. THE AGENT, EACH MANAGING AGENT, TBTR PARTNERSHIP, GP, INC., EACH SWAP COUNTERPARTY AND EACH PURCHASER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY TBTR PARTNERSHIP OR GP, INC. PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 11.11. Integration; Survival of Terms. (a) This Agreement, the Fee Letter, and each Interest Rate Swap Agreement contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) The provisions of Article VIII and Section 11.6 shall survive any termination of this Agreement.

          Section 11.12. Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 11.13. Agent Roles. (a) Bank One Roles. Each of the Investors acknowledges that Bank One acts, or may in the future act, (i) as Agent for the Purchasers and as Managing Agent for the Purchasers in its Purchase Group, (ii) as issuing and paying agent for Falcon’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Commercial Paper and (iv) to provide other services from time to time for some or all of the Purchasers (collectively, the “Bank One Roles”). Without limiting the generality of this Section 11.13, each Managing Agent and each Purchaser hereby acknowledges and consents to any and all Bank One Roles and agrees that in connection with any Bank One Role, except as otherwise set forth herein, Bank One may take, or refrain from taking, any action which it, in its discretion, deems appropriate.

          (b) Managing Agent Roles. Each of the Investors acknowledges that each Person that serves as a Managing Agent hereunder acts, or may in the future act (i) as Managing Agent for a Conduit and the other Purchasers in its Purchase Group, (ii) as issuing and paying agent for such Conduit’s Commercial Paper, (iii) to provide credit or liquidity enhancement for the timely payment for such Commercial paper and (iv) to provide other services from time to time for some or all of the Conduits (collectively, the “Managing Agent Roles”). Without limiting the generality of this Section 11.13(b), each Investor hereby acknowledges and consents to any and all Managing Agent Roles and agrees that in connection with any Managing Agent Role, the applicable Managing Agent may take, or refrain from taking, any action that it in its discretion, deems appropriate.

          Section 11.14. Amendment and Restatement. (a) This Agreement amends and restates in its entirety the Existing RPA. Upon the effectiveness of this Agreement, the terms and provisions of the Existing RPA shall, subject to this Section 11.14, be superseded in their entirety by this Agreement. Notwithstanding the amendment and restatement of the Existing RPA by this Agreement, the Seller shall continue to be liable to the Investors, Falcon and the Agent with respect to agreements under the Existing RPA to indemnify any of Falcon, the Agent or any Investor in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, without limitation, such agreements under the definition therein of “Capital” or set forth in Section 1.8, 1.9, Article VIII or Section 11.4 thereof. This Agreement is given in substitution for the Existing RPA and not as payment of the obligations of the Seller thereunder, and is in no way intended to constitute a novation of the Existing RPA. Upon the effectiveness of this Agreement, each reference to the Existing RPA in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

          (b) Except as assigned pursuant to Section 11.15, each Receivable Interest existing immediately prior to giving effect to this Agreement shall continue in full force and effect after giving effect to this Agreement.

          (c) Notwithstanding Section 5.2(f) of the Existing RPA, pursuant to Section 5.2(f) of this Agreement, each of the Managing Agents hereby consents to the amendment and restatement of the “Existing Transfer Agreement” (defined in the Transfer Agreement) as the Transfer Agreement.

          ~~Section 11.15. Sale and Assignment. (a) In consideration of the payment of $47,333,333.33 on the date herof, (i) Falcon hereby sells and assigns to Eagle, and Eagle hereby purchases and assumes from Falcon, a 33.3333333% interest in the outstanding Capital funded by Falcon, and to Falcon’s rights and obligations as a Conduit under this Agreement, and (ii) Bank One hereby sells and assigns to Fleet National Bank, and Fleet National Bank hereby purchases and assumes from Bank One, a 33.3333333% interest in and to Bank One’s rights and obligations as an Investor under this Agreement; provided, however, that Fleet National Bank shall have no rights or obligations with respect to any Purchaser Group except that in which it is a member.~~

          ~~(b) Each of Falcon and Bank One (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents, the Receivable Interest or any such other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of TBTR Partnership, as Seller and as Collection Agent, or the Subservicer or the performance or observance by TBTR Partnership, as Seller and as Collection Agent, or the Subservicer of any of their respective obligations under this Agreement, the other Transaction Documents or any instrument or document furnished pursuant thereto. If requested by the Agent, each of Falcon, Bank One, Eagle and Fleet National Bank will execute and deliver such further agreements and documents and take such other actions as the Agent may reasonably request to evidence and give effect to the foregoing.~~

          (d)

          [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

[Signature pages will be delivered separately for execution and will be inserted at closing.]

THE BON-TON RECEIVABLES
PARTNERSHIP, L.P, as Seller

By:	BTRGP, INC
Its General Partner

By:

		Name:	H. Todd Dissinger
		Title:	Treasurer

2801 East Market Street P.O. Box 2821 York, Pennsylvania 17405 Fax: (717) 751-3198

BTRGP, INC

By:

	Name:	H. Todd Dissinger
	Title:	Treasurer

2801 East Market Street P.O. Box 2821 York, Pennsylvania 17405 Fax: (717) 751-3198

THE BON-TON DEPARTMENT STORES, INC., as Collection Agent

By:

	Name:	H. Todd Dissinger
Title:

2801 East Market Street P.O. Box 2821 York, Pennsylvania 17405 Fax: (717) 751-3198

Signature Page 1 to
Second Amended and Restated Receivables Purchase Agreement

BANK ONE, NA,
as Agent, Managing Agent and as Swap Counterparty

By:

Name:	William Hendricks
Title:	Director, Capital Markets

Bank One, NA Asset-Backed Finance, Suite 1729 1 Bank One Plaza Chicago, Illinois 60670 Fax: (312) 732-3600

FALCON ASSET SECURITIZATION
CORPORATION, as a Conduit

By:

Name:	William Hendricks
Title:	Authorized Signor

c/o Bank One, NA, as Managing Agent Asset-Backed Finance, Suite 1729 1 Bank One Plaza Chicago, Illinois 60670 Fax: (312) 732-3600

Signature Page 2 to
Second Amended and Restated Receivables Purchase Agreement

~~EAGLEFUNDING CAPITAL CORPORATION~~CHARTA, LLC,
as a Conduit

By: ~~FLEET SECURITIES~~CITICORP NORTH AMERICA, INC.,
as attorney-in-fact

By:

Name:
Title:

~~100 Federal Street Mail Stop MA DE 10011G Boston, MA 02110 Fax: (617) 434-5719~~

~~FLEET SECURITIES~~CITICORP NORTH AMERICA, INC.,
as Managing Agent

By:

Name:
Title:

~~100 Federal Street Mail Stop MA DE 10011G Boston, MA 02110 Fax: (617) 434-5719~~

Signature Page 3 to
Second Amended and Restated Receivables Purchase Agreement

INVESTORS:

Commitment	BANK ONE, NA,
~~$100,000,000~~ $75,000,000	as an Investor

By:

	Name:	William Hendricks
	Title:	Director, Capital Markets

Bank One, NA Asset-Backed Finance, Suite 1729 1 Bank One Plaza Chicago, Illinois 60670 Fax: (312) 732-3600

~~$50,000,000~~$75,000,000	~~FLEET NATIONAL BANK~~CITIBANK, N.~~,~~A.
as an Investor

By:

Name:
Title:

~~100 Federal Street Mail Stop MA DE 10011G Boston, MA 02110 Fax: (617) 434-5719~~

Total Commitments $150,000,000

Signature Page 4 to
Second Amended and Restated Receivables Purchase Agreement

EXHIBIT I

GENERAL DEFINITIONS

          As used in this Agreement, except for Section 7.1(~~i~~j)& (k), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          “Account” means, with respect to any Obligor, any type of charge account under or pursuant to which such Obligor is permitted to make purchases of inventory, goods, insurance and/or services or leases goods or inventory, in any such case on credit. Such term shall include, without limitation, a revolving credit account.

          “Accrued Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

          “Adjusted Receivable Interest” means, at any time, the following ratio (expressed as a percentage):

C – PAB + R

NRB

where

C	=	the Capital of all Receivable Interests

PAB	=	amount on deposit in Principal Account

NRB	=	the Net Receivables Balance

R	=	the sum of the Loss Reserve plus the Dilution Reserve

          “Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person; provided that any interest in the Receivables granted to General Electric Capital Corporation, as administrative agent for itself and the lenders under the “Credit Agreement” (as defined in Exhibit X), pursuant to the “BT Intercreditor Agreement” (as defined in Exhibit X) does not constitute an Adverse Claim.

          “Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. Solely for purposes of the definition herein of “Eligible Receivable”, a Person shall be

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deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          “Agent” means Bank One in its capacity as Agent for the Purchasers pursuant to Article IX, and not in its individual capacity as an Investor, and any successor Agent appointed pursuant to Article IX.

          “Aggregate Independent Amount” means the sum of the Independent Amounts for all outstanding “Transactions” (as such term is defined in the Interest Rate Swap Agreement).

          “Aggregate Unpaids” means, at any time, an amount equal to the sum of all accrued and unpaid Discount, Capital and all other amounts owed (whether due or accrued) hereunder or under the Fee Letter to the Agent and the Purchasers at such time.

          “Agreement” means this Second Amended and Restated Receivables Purchase Agreement, as it may be amended or modified and in effect from time to time.

          ~~“Allocation Percentage” means, (i) the aggregate Receivable Interest, expressed as a percentage, determined as of the Liquidation Day of such Receivable Interest if such Liquidation Day has occurred solely as a result of the Liquidity Termination Date having occurred with respect to all of the Investors, and (ii) 100% in any other case; in any event, from and after the occurrence of a Termination Event, the “Allocation Percentage” shall be 100%.~~

          “Base Rate” means a rate per annum equal to the corporate base rate, prime rate or base rate of interest, as applicable, announced by the Reference Bank from time to time, changing when and as such rate changes.

          “Breakage Fees” means any amounts payable by the Seller pursuant to Section 6(e) of each Interest Rate Swap Agreement.

          “Business Day” means any day on which banks are not authorized or required to close in New York, New York or Chicago, Illinois and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to the LIBO Rate, any day on which dealings in dollar deposits are carried on in the London interbank market.

          “Capital” of any Receivable Interest means, at any time, the Purchase Price of such Receivable Interest (and after giving effect to any adjustments contemplated in Section 1.5), minus the sum of the aggregate amount of Collections and other payments received by the Agent which in each case are applied to reduce such Capital; provided that such Capital shall be restored in the amount of any Collections or payments so received and applied if at any time the distribution of such Collections or payments are rescinded or must otherwise be returned for any reason.

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          “Change of Control” means either (i) any change in ownership of any class of stock or capital stock generally of The Bon-Ton Stores, Inc. which would result in a change or transfer in the power to control the election of a majority of the board of directors or in other indicia of majority voting control to persons or entities other than M. Thomas Grumbacher, his heirs or devisees, or any trusts of which any such Person serves as sole trustee now or hereafter established for any of his family members (Mr. Grumbacher, such heirs, devisees and trusts being collectively, the “Grumbacher Interests”) or (ii) a decrease in the Grumbacher Interests’ right to vote at shareholders’ meetings to an aggregate level less than 51%.

          “Charge-Off Ratio” means, as at the last day of any such fiscal month, a percentage equal to (x) the amount of principal of Charged-Off Receivables which became Charged-Off Receivables during such month minus any recoveries on Charged-Off Receivables received during such month divided by (y) the Outstanding Principal Balance of all Receivables as of the first day of such fiscal month times 12.

          “Charged-Off Receivable” means a Receivable: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(c) (as if references to the Seller therein refer to such Obligor); (ii) as to which the Obligor thereof, if a natural person, is deceased, (iii) which, consistent with the Credit and Collection Policy, would be written off the Seller’s books as uncollectible or (iv) which has been identified by the Seller as uncollectible and written-off.

          “Collateral Agent” means Bank One, in its capacity as depositary of a Swap Cash Collateral Account for the benefit of Bank One, as Swap Counterparty.

          “Collection Account” means the Lock-Box Accounts, the Concentration Accounts, the Collection Concentration Account, the Principal Account and the Yield Account, and any other account into which any Collections are initially collected or deposited pursuant to Section 6.3(b) (an “Initial Deposit Account”) or into which Collections are initially concentrated following collection or deposit thereof in any Initial Deposit Account (but excluding any Store Accounts).

          “Collection Account Agreement” means ~~(i)~~ in the case of any actual or proposed ~~Lock-Box or Lock-Box Account, an agreement in substantially the form of the “Lock-Box Agreement” set forth in Exhibit V hereto and (ii) in the case of any actual or proposed~~ Concentration Account or Collection Account, an agreement in substantially the form of the “~~Custodial~~Blocked Account Agreement” set forth in Exhibit V hereto.

          “Collection Agent” means at any time the Person (which may be the Agent) then authorized pursuant to Article VI to service, administer and collect Receivables.

          “Collection Agent Fee” has the meaning specified in Section 6.6.

          “Collection and Enforcement Costs” means, with respect to the Agent and any Managing Agent, all reasonable costs and expenses of the Agent or such Managing Agent, as applicable, including reasonable counsel fees and expenses, in connection with (i) the collection

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of the Receivables, and (ii) the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

          “Collection Bank” means, at any time, any of the banks or other financial institutions holding one or more Collection Accounts.

          “Collection Concentration Account” means a deposit account in the name of the Agent for the benefit of the Agent, the Managing Agents and the Purchasers that is designated by the Agent as the Collection Concentration Account hereunder.

          “Collection Notice” has the meaning assigned to such term in Section 6.3.

          “Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation all Finance Charge Collections, all Principal Collections, all cash proceeds of Related Security with respect to such Receivable all Interest Rate Swap Obligations paid to the Seller; any recoveries on Charged-Off Receivables and all amounts payable to the Purchasers by the Seller pursuant to Section ~~1.9.~~1.10.

          “Commercial Paper” means promissory notes of any Conduit issued by such Conduit ~~in the commercial paper market~~.

          “Commitment” means, for each Investor, the commitment of such Investor to purchase its Commitment Pro Rata Share of Receivable Interests from the Seller, such Commitment Pro Rata Share not to exceed, in the aggregate, the amount set forth opposite such Investor’s name on the signature pages of this Agreement, as such amount may be modified in accordance with the terms hereof.

          “Commitment Pro Rata Share” means, for each Investor, the Commitment of such Investor divided by the Purchase Limit.

          “Concentration Account” means ~~any of (i)~~ the “Concentration Account” identified on Exhibit III hereto ~~or (ii) any other deposit account established for the purpose of concentrating Collections received at the Lock-Box Account(s) and directly at individual stores of the Originator and in respect of which the Seller shall have complied (or shall have caused the Originator to comply) with Sections 3.1(j), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement~~.

          “Conduit” means Falcon, ~~Eagle~~Charta, any Person that becomes party to this Agreement as a “Conduit” pursuant to Section 10.3 or, pursuant to Section 10.1, any assignee of a Conduit.

          “Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable

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upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a letter of credit.

          “Contract” means, with respect to any Receivable, any and all instruments, agreements, leases, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable (including, without limitation, all invoices, standard agreements with regard to the Account under which such Receivable arises, and, to the extent they exist, credit slips and sales contracts).

          ~~“CP Rate” means (a) with respect to any Tranche Period for any Receivable Interest owned by Falcon, the rate, requested by the Seller and agreed to by Falcon, equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to the relevant Tranche Period may be sold by any placement agent or commercial paper dealer reasonably selected by Falcon, as agreed between each such dealer or agent and Falcon; provided, however, that if the rate (or rates) as agreed between any such agent or dealer and Falcon is a discount rate (or rates), the “CP Rate” for such Tranche Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from Falcon’s converting such discount rate (or rates) to an interest-bearing equivalent rate per annum; or~~

          ~~(b) with respect to any Tranche Period (or any portion thereof) for any Receivable Interest (or any portion thereof) owned by Eagle,~~                “CP Costs” means, for each day, the ~~per annum rate, requested by the Seller and agreed to by Eagle, equivalent to the~~ sum of ~~(i) the weighted average of the per annum rates paid or payable by Eagle from time to time as interest on, or otherwise (by means of interest rate hedges or otherwise) in respect of the commercial paper issued by Eagle that are allocated, in whole or in part, by Eagle’s related Managing Agent (~~(i) discount or yield accrued on Pooled Commercial Paper on ~~behalf of Eagle) to fund or maintain~~ such ~~Receivable Interest (or any portion thereof) during such Tranche Period (or any portion thereof), as determined by such Managing Agent (on behalf of Eagle), which rates shall reflect and give effect to the commissions and fees of commercial paper~~ day, plus (ii) any and all accrued commissions in respect of placement agents ~~and~~ and Commercial Paper dealers, and issuing and paying ~~agents~~agent fees incurred ~~in~~, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect ~~of~~ to all receivable purchase facilities which are funded by Pooled Commercial Paper for such ~~commercial paper, plus (ii) all Early Collection Fees incurred during such Tranche Period related to any~~ day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Early Collection Fees related to the prepayment of ~~any Receivable Interest during such Tranche Period; provided, however, that if any component~~any Receivables Interest pursuant to the terms of ~~the rate described above is a discount rate,~~ any receivable purchase facilities funded substantially with Pooled Commercial Paper. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the Agent in its sole discretion to result in ~~calculating the “CP Rate” for such Tranche Period (or portion thereof) for~~

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incrementally higher CP Costs applicable to such ~~Receivable Interest, Eagle’s related Managing Agent shall for~~ Incremental Purchase, the Capital associated with any such ~~component use the rate resulting from converting~~Incremental Purchase shall, during such period, be deemed to be funded by Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such ~~discount rate to an interest bearing equivalent rate per annum.~~additional CP Costs applicable only to such special pool and charged each day during such period against such Capital.

          “Credit and Collection Policy” means the Originator’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof.

          “Credit Party” has the meaning specified in Exhibit XI.

          “Daily Report” means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Collection Agent to the Agent and each Managing Agent pursuant to Section 6.5.

          “Deemed Collections” means the aggregate of all amounts owing pursuant to Section 1.9.

          “Defaulted Receivable” means each Receivable arising from an Account as to which any payment, or any portion thereof, remains unpaid for greater than 150 ~~or more~~ days past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

          “Delinquency Ratio” means, as of any date, a percentage equal to (i) the aggregate Outstanding Principal Balance of all Receivables that were Delinquent Receivables as of the last day of the most recently ended calendar month divided by (ii) the aggregate Outstanding Principal Balance of all Receivables as of the last day of the most recently ended calendar month.

          “Delinquent Receivable” means each Receivable arising from an Account as to which any payment, or any portion thereof, remains unpaid for more than 90 days (but less than 151) past the payment due date specified in the billing statement on which such amount first appeared as due and payable.

          “Dilution Percentage” means the greater of (a) 8.0% and (b) 2.75 times the average Dilution Ratio in respect of the three most recent fiscal months.

          “Dilution Ratio” means, in respect of any fiscal month a percentage equal to (i~~) the DR Multiplier times~~) the aggregate amount of Dilutions which occurred during such fiscal month, divided by (ii) the Net Receivables Balance on the last day of the fiscal month immediately preceding such fiscal month. ~~The “DR Multiplier” shall be one and one-half (1.50); provided, that if, as of the last day of any fiscal month, the average Loss-to-Liquidation Ratio in respect of the three fiscal months then most recently ended shall exceed 3.0%, the DR Multiplier shall at all times thereafter be two (2) until the average Loss-to-Liquidation Ratio in respect of~~

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~~the three fiscal months then ended shall, for a period of six consecutive months, have been equal to or less than 3.0%.~~

          “Dilution Reserve” means, at an time, an amount equal to (i) the ~~greater of (a) 6.0% and (b) the average~~ Dilution ~~Ratio in respect of the three fiscal months then most recently ended,~~ Percentage multiplied by (ii) the Net Receivables Balance.

          “Dilutions” means, at any time, the aggregate amount of reductions in the Outstanding Principal Balances of the Receivables as a result of any returns, setoff, discount, adjustment or otherwise, other than cash Collections on account of the Receivables. The term “Dilutions” shall not include the writing off of a Receivable in the ordinary course of business due to a failure on the part of the Obligor thereon to pay (or a discharge of such Obligor in any insolvency or bankruptcy proceeding) which failure is not related to any action or omission on the part of, or any claim against, the Seller, the Originator or any of their Affiliates.

          “Discount” means, (i) for each Receivables Interest funded by the issuance of commercial paper by a Conduit, CP Costs for the applicable period from the preceding Settlement Date to the current Settlement Date and (ii) for each Receivable Interest funded by Investors for any Tranche Period:

AD
DR x C x	— DR	=	the Discount Rate for such Receivable Interest for such Tranche Period;
360

	C	=	the Capital of such Receivable Interest during such Tranche Period; and

	AD	=	the actual number of days elapsed during such Tranche Period;

provided, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that Discount ~~for any Tranche Period~~ shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          “Discount Rate” means, subject to Section 1.3(c), the LIBO Rate, ~~the CP Rate~~ or the Base Rate, as applicable, with respect to each Receivables Interest of the Investors.

          “Early Collection Fee” means, for any Receivable Interest which has its Capital reduced, or its Tranche Period terminated prior to the date on which it was originally scheduled to end, the excess, if any, of (i) the Discount that would have accrued during the remainder of the Tranche Period subsequent to the date of such reduction or termination on the Capital of such Receivable Interest if such reduction or termination had not occurred, over (ii) the sum of (a) to the extent all or a portion of such Capital is allocated to another Receivable Interest of the same Purchaser, the Discount actually accrued during such period on such Capital for the new Receivable Interest of the same Purchaser, and (b) to the extent such Capital is not allocated to

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another Receivable Interest of the same Purchaser, the income, if any, actually received during such period by the holder of such Receivable Interest from investing the portion of such Capital not so allocated.

     “Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) is not an Affiliate of any of the parties hereto; ~~and~~ (b) is not a government or a governmental subdivision or agency and (c) is a natural person resident in the United States or Canada or, up to $50,000 in the aggregate for all Receivables at any one time outstanding in another country other than the United States or Canada,

(ii) the Obligor of which is not the Obligor of any Defaulted Receivable or any Charged-Off Receivable,

(iii) which is not a Defaulted Receivable or a Charged-Off Receivable,

(iv) which is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended,

(v) which is an “account” or “general intangible” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable only in United States dollars in the United States,

(vii) which, together with the related Contract, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable by the Seller against such Obligor in accordance with its terms subject to no offset, counterclaim or other defense,

(viii) which arises under a Contract which (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Seller or the Originator (or any other originator) under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Agent, any Managing Agent or any Purchaser to exercise its rights under this Agreement, including, without limitation, its right to review the Contract,

(ix) which is not subject to any right of rescission, set-off, counterclaim, any other defense (including defenses arising out of violations of usury laws) of the Obligor or any other Adverse Claim,

(x) as to which the Originator ~~(or, if other than The Bon-Ton Department Stores, Inc., the applicable originator)~~ of such Receivable has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it,

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(xi) all right, title and interest to and in which has been validly transferred by the Originator to the Seller under and in accordance with the Transfer Agreement, and the Seller has good and marketable title thereto free and clear of any Adverse Claim,

(xii) which has been posted to the applicable Account of the Obligor thereon,

(xiii) (A) which does not arise from an Account which has been classified by the Seller, the Originator or the Collection Agent as being cancelled, counterfeit or fraudulent, and (B) if the card issued in connection with the related Account has been lost or stolen, the Obligor thereon has not asserted the occurrence of any unauthorized charges thereon,

(xiv) which was created in compliance, and continues to be in compliance, in each case, in all material respects with all laws (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) applicable to the Seller and to the Originator (and, if other than the Originator, the originator in respect of such Receivable) and pursuant to a Contract which complies in all material respects with all such laws,

(xv) which satisfies all applicable requirements of the Credit and Collection Policy, and

(xvi) which (A) arises in the ordinary course of business of the Originator from an authorized use of an Account with the Originator in connection with the purchase of goods or services of goods by the applicable Obligor from the Originator, and (B) arises solely from the sale or the provision of goods or services to the related Obligor by the Originator, and not by any other Person (in whole or in part)~~; provided that a Receivable that meets the criteria set forth in this definition but for this clause (xvi) (including without limitation, clause (xv) above) shall nonetheless constitute an “Eligible Receivable” if:~~.

     ~~(1) such Receivable arises from the purchase of goods or services from a Person that is either (a) a wholly-owned Subsidiary of the Originator, (b) a Person that has been merged into the Originator or (c) a Person all or a substantial part of the assets in respect of which the applicable Obligor is part of the associated “customer base” have been acquired by the Originator,~~

     ~~(2) such Receivable arises from the purchase of goods or services with the use of (a) an Account or (b) a charge account all the rights and obligations of the issuer in connection with which Account have been assigned to and assumed by the Originator,~~

     ~~(3) the Outstanding Balance of such Receivable, together with the aggregate Outstanding Balance of all other Receivables that constitute Eligible Receivables by reason of this proviso does not exceed an amount equal to 10% of the Outstanding Balance of all Eligible Receivables at such time, or such other higher percentage as may be agreed to by each of the Managing Agents (such agreement not to be unreasonably withheld and, upon any such revision, Fleet~~

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~~Securities shall notify the rating agencies then rating the commercial paper of Eagle at the request of Fleet Securities or Eagle, of such revision), and~~

     ~~(4) the Seller shall have provided such information with respect to such Receivable as any Managing Agent may reasonably request to confirm that such Receivable is an Eligible Receivable hereunder.~~

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          “ERISA Affiliate” shall mean, with respect to any Material Entity, any trade or business (whether or not incorporated) which, together with such Material Entity, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

          “ERISA Event” shall mean, with respect to any Material Entity or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan for which the 30-day notice period has not been waived, (b) the withdrawal of any Material Entity or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA, (c) the complete or partial withdrawal of any Material Entity or any ERISA Affiliate from any Multiemployer Plan with respect to which such Material Entity’s or ERISA Affiliate’s liability has not been satisfied, (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA, (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC, (f) the failure by any Material Entity or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days, (g) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, (h) the loss of a Qualified Plan’s qualification or tax exempt status, (i) the termination of a Plan described in Section 4064 of ERISA with respect to which such Material Entity’s or ERISA Affiliate’s liability has not been satisfied, (j) any event for which a Material Entity or any ERISA Affiliate has incurred or is likely to incur a liability under the provisions of Section 4063, 4064 or 4201 of ERISA or (k) any event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA or (l) any event or transaction in connection with which any Material Entity or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to the provisions of Section 502(i) of ERISA or a tax imposed under the provisions of Section 4975 of the IRC.

          “Excess Spread” means, for any fiscal month, a ~~per annum rate~~fraction (expressed as a percentage) with a numerator equal to the product of (i) 12 times (ii) the ~~Portfolio Yield~~sum of (a) the Finance Charge Collections for such month~~,~~ minus (~~ii~~b) the ~~weighted average~~ Discount ~~Rate~~ applicable to the Receivable Interests of the Purchasers during such month~~,~~ minus (~~iii~~c) ~~2%,~~the Interest Rate Swap Payments paid or to be paid by the Seller during such month minus (~~iv~~d) the Collection Agent Fees for such month minus (e) the Outstanding Principal Balance of Receivables which become Charged-Off Receivables during such month minus (f) and all other

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fees and expenses ~~(expressed as a percentage of the Purchase Limit)~~ then due and payable by the Seller to the Agent for its own account or for the account of any Purchaser and/or Investor and the denominator of which is the average Outstanding Principal Balance of Receivables for such month.

          “Existing RPA” has the meaning assigned to that term in the Preliminary Statements.

          “Exposure” means for any Business Day the amount, if any, that the relevant Swap Counterparty determines would be payable to it by the Seller (expressed as a positive number) or by it to the Seller (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of the relevant Interest Rate Swap Agreement as if all “Transactions” thereunder had been terminated as of close of business, New York City time, on the preceding Business Day; provided that “Market Quotation” for all Interest Rate Swap Agreements will be determined by such Swap Counterparty using its estimates at mid-market of the amounts that would be paid for “Replacement Transactions” (each term within quotes having the meaning given to it in the Interest Rate Swap Agreement).

          “Facility Account” means the Seller’s Account No. 52-56135 at Bank One.

          “Facility Termination Date” means the earliest of (i) the latest Liquidity Termination Date, as such date may be extended pursuant to the terms of Section 1.13 from time to time, (ii) the date the Seller shall exercise its right to repurchase the outstanding Receivable Interests pursuant to Section 2.1 and (iii) any date following the occurrence, and during the continuance, of any Termination Event which the Required Investors or any Managing Agent declares to be the Facility Termination Date.

          “Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Governments Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:30 a.m. (Chicago time) for such day on such transactions received by the Reference Bank from three federal funds brokers of recognized standing selected by it.

          “Fee Letter” means each letter agreement entered into by the Seller with each Managing Agent and/or other members of such Managing Agent’s Purchase Group specifying certain fees to be paid by the Seller in connection with this Agreement, as each such letter agreement may be amended or modified from time to time.

          “Finance Charge Collections” means, with respect to any Receivable, those cash collections and other cash proceeds in respect of such Receivable that are payments for any Accrued Finance Charges, including, without limitation, finance charge recoveries on charged-off Receivables.

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          “Fiscal” means, in reference to any period, such fiscal period of The Bon-Ton Department Stores, Inc.

          “Funded Pro Rata Share” means, for each Purchaser, at any time, the aggregate Capital funded by such Purchaser divided by the aggregate Capital of all Purchasers, at such time.

          “Funding Agreement” means this Agreement and any agreement or instrument executed by any Funding Source with or for the benefit of any Conduit, including any Liquidity Agreement.

          “Funding Source” means (i) any Investor, (ii) any Managing Agent or (iii) any insurance company, bank or other financial institution providing liquidity, credit enhancement or back-up purchase support or facilities to a Conduit.

          “GP, Inc.” means BTRGP, Inc., a Pennsylvania corporation.

          “Incremental Purchase” means a purchase of one or more Receivable Interests which increases the total outstanding Capital hereunder.

          “Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) capitalized lease obligations, (vi) net liabilities under interest rate swap, exchange or cap agreements, (vii) Contingent Obligations and (viii) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA.

          “Independent Amount” means the amount specified as such in the “Confirmation” for each “Transaction” (as such terms are defined in the Interest Rate Swap Agreement).

          “In-Store Collections” means any cash, instruments or other payment items remitted by any Obligor toward payment of any Receivable at any store location of the Originator.

          “Intended Characterization” means, for income tax purposes, the characterization of the acquisition by the Purchasers of Receivable Interests as a loan or loans by the Purchasers to the Seller secured by the Receivables, the Related Security and the Collections.

          “Interest Rate Swap Agreement” means any ISDA Master Agreement (including all “Schedules” and “Confirmations” constituting a part thereof) between the entity acting as Swap Counterparty and the Seller under which the transactions governed thereby provide for ~~either~~ (i) the Seller to make fixed rate payments to such Swap Counterparty and for such Swap Counterparty to make floating rate payments to the Seller, ~~or~~ (ii) such Swap Counterparty to

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make fixed rate payments to the Seller and for the Seller to make floating rate payments to such Swap Counterparty or (iii) the Swap Counterparty to make payments to the Seller based upon a floating rate in excess of an agreed upon cap rate.

          “Interest Rate Swap Obligations” means all amounts owing by the Seller under an Interest Rate Swap Agreement, including without limitation the net amount owing by the Seller under such Interest Rate Swap Agreement on an Interest Rate Swap Settlement Date, and Breakage Fees.

          “Interest Rate Swap Payments” means all amounts paid by or received by the Seller under Interest Rate Swap Agreements on the Interest Rate Swap Settlement Date provided for therein, but excluding any other Interest Rate Swap Obligations, including any amounts payable pursuant to Section 6(e) of an Interest Rate Swap Agreement.

          “Interest Rate Swap Settlement Date” means the first Business Day of each calendar month or such other day(s) as are established as “Payment Dates” under an Interest Rate Swap Agreement.

          “Investors” means the financial institutions listed on the signature pages of this Agreement under the heading “Investors” and their respective successors and assigns.

          “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit IX among the Managing Agent and Purchasers of a new Purchase Group, the Seller, the Collection Agent and the Agent.

          “LIBO Rate” means the rate per annum equal to the sum of (i) (a) the rate at which deposits in U.S. Dollars are offered by the Reference Bank to first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the relevant Tranche Period, such deposits being in the approximate amount of the Capital of the Receivable Interest to be funded or maintained, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Tranche Period plus (ii) ~~0.75~~2.25% per annum. The LIBO Rate shall be rounded, if necessary, to the next higher 1/16 of 1%.

          “Liquidity Agreement” means an agreement entered into by a Conduit with the Investors in its Purchase Group in connection herewith for the purpose of providing liquidity with respect to the Capital funded by such Conduit under this Agreement.

          “Liquidation Day” means, for any Receivable Interest, the earliest to occur of (i) any Business Day so designated by the Agent or any Managing Agent on or at any time following any day on which the conditions precedent set forth in Section 4.2 are not satisfied, (ii) any Business Day so designated by the Seller, the Agent or any Managing Agent after the occurrence of a Termination Event and (iii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 7.1(c).

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          “Liquidity Termination Date” means, with respect to each Investor, ~~January 16,~~October 22, 2004, unless an extension of the Liquidity Termination Date applicable to an individual Investor has been agreed to by such Investor pursuant to Section 1.13. In such case, the Liquidity Termination Date for such Investor, and only such Investor, will be that Liquidity Termination Date so agreed to by such Investor pursuant to Section 1.13.

          “Lock-Box” means any of (i) the “Lock-Box” identified on Exhibit III hereto or (ii) any other lock-box established for the purpose of receiving and processing Collections remitted by mail and in respect of which the Seller shall have complied (or shall have caused the Originator to comply) with Sections 3.1(j), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          “Lock-Box Account” means any of (i) the “Lock-Box Account” identified on Exhibit III hereto or (ii) any other lock-box account established for the purpose of receiving and processing Collections remitted to the Lock-Boxes and in respect of which the Seller shall have complied (or shall have caused the Originator to comply) with Sections 3.1(j), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          “Lock-Box Processor” means, with respect to a Lock-Box, the person(s) accessing a Lock-Box and processing the items of payment received in such Lock-Box.

          “Loss Percentage” means, at any time, the greater of (i) the ~~LP Multiplier times~~product of 5.00 multiplied by the ~~highest~~average Loss-to-Liquidation Ratio ~~on any day during~~for the three ~~complete fiscal month period then~~ most recently ended fiscal months at such time or (ii) ~~12.0~~15.0%. ~~The “LP Multiplier” shall be four (4); provided, that if, as of the last day of any fiscal month, the average Loss-to-Liquidation Ratio in respect of the three fiscal months then most recently ended shall exceed 3.0%, the LP Multiplier shall at all times thereafter be five (5) until the average Loss-to-Liquidation Ratio in respect of the three fiscal months then ended shall, for a period of six consecutive months, have been equal to or less than 3.0%.~~

          “Loss Reserve” means, at any time, an amount equal to the Loss Percentage multiplied by the Net Receivables Balance.

          “Loss~~-~~ to~~-~~ Liquidation Ratio” means ~~(a) for all months prior to and including January~~, ~~2003, as at the last day of any such fiscal month, a percentage equal to (x) the amount of Charged-Off Receivables which became Charged-Off Receivables during such month, divided by (y) the aggregate amount of Collections received during such month; or(b) for all months after January, 2003,~~ as at the last day of any such fiscal month, a percentage equal to (x) the amount of principal of Charged~~-~~ Off Receivables which became Charged~~-~~ Off Receivables during such month, divided by (y) the aggregate amount of Principal Collections received during such month.

          “Managing Agent” means, as to any Conduit, the financial institution responsible for the administration of such Conduit’s commercial paper program and related activities. As of the date hereof, Bank One is the Managing Agent for Falcon and its Investors (Bank One), and ~~Fleet Securities~~CNAI is the Managing Agent for ~~Eagle~~Charta and its Investors (~~Fleet~~CNAI).

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          “Material Adverse Effect” means a material adverse effect on (i) the financial condition or operations of the Seller or the Originator, (ii) the ability of the Seller to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any Collection Account Agreement relating to a Collection Account into which a material portion of Collections are deposited, (iv) any Purchaser’s interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

          “Material Entity” means the Originator, The Bon-Ton Stores, Inc., The Bon-Ton Corp., The Bon-Ton Trade Corp., The Bon-Ton Stores of Lancaster, Inc., any Credit Party, and any other Person controlling, controlled by or under common control with The Bon-Ton Stores, Inc. and representing not less than 5% of the net worth of the consolidated group of which The Bon-Ton Stores, Inc. comprises a part.

          “Monthly Report” means a report, in substantially the form of Exhibit VII hereto (appropriately completed), furnished by the Collection Agent to the Agent and each Managing Agent pursuant to Section 6.5.

          “Monthly Report Delivery Date” means the 15th day of each fiscal month (or if such day is not a Business Day, the next Business Day.)

          “Net Receivables Balance” means, at any time, (i) the Outstanding Principal Balance of Eligible Receivables at such time, reduced by (ii) the aggregate amount by which the Outstanding Principal Balance of all Eligible Receivables of all Obligors that are natural persons ~~not~~ resident in ~~the United States~~Canada exceeds an amount equal to the product of (A) 1% and (B) an amount equal to the average of the Outstanding Principal Balance of Eligible Receivables at the end of the two most recently ended fiscal months.

          “Obligor” means a Person obligated to make payments pursuant to a Contract.

          “Originator” means The Bon-Ton Department Stores, Inc., a Pennsylvania corporation.

          “Outstanding Principal Balance” of any Receivable at any time means the then outstanding principal balance thereof.

          “Parent” means The Bon-Ton Stores, Inc. and The Bon-Ton Corp.

          “Parent Undertaking” means the Parent Undertaking Agreement dated as of October 24, 2003 made by each of the Parents in favor of the Agent.

          “Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

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          ~~“Portfolio Yield” means (a) for any period ending on or before February 1, 2003, a fraction expressed as a percentage, the numerator~~

          “Pooled Commercial Paper” means, with respect to a Conduit, the promissory notes of ~~which is the sum of Accrued Finance Charges for~~ such ~~period minus the Outstanding Balance of Defaulted Receivables for~~Conduit subject to any particular pooling arrangement by such ~~period, and the denominator of which is the average Outstanding Balance of Receivables for~~Conduit, but excluding promissory notes issued by such ~~period, or~~

          ~~(b) for~~Conduit for a tenor and in an amount specifically requested by any ~~period ending after February 1, 2003, a fraction expressed as a percentage, the numerator of which is the sum of Finance Charge Collections for~~Person in connection with any agreement effected by such ~~period minus the Outstanding Balance of Defaulted Receivables for such period, and the denominator of which is the average Outstanding Balance of Receivables for such period.~~Conduit.

          “Potential Termination Event” means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

          “Principal Account” means a deposit account in the name of the Agent for the benefit of the Agent, the Managing Agents and the Purchasers that is designated by the Agent and the Seller as the Principal Account hereunder.

          “Principal Collections” means, with respect to any Receivable, those cash collections and other cash proceeds in respect of such Receivable that are not Finance Charge Collections.

          “Principal Payment Ratio” means, as at the last day of any such fiscal month, a percentage equal to (x) the amount of Principal Collections during such month divided by (y) the Outstanding Principal Balance of all Receivables as of the first day of such fiscal month.

          “Purchase Group” means any Conduit, its Investors and their related Managing Agent.

          “Purchase Limit” means the aggregate of the Commitments of the Investors hereunder, as reduced from time to time in accordance with the terms of this Agreement.

          “Purchase Price” means, with respect to any Incremental Purchase of a Receivable Interest, the amount paid to the Seller for such Receivable Interest.

          “Purchaser” means any Conduit or Investor, as applicable.

          “Receivable” means the indebtedness and other obligations owed to the Seller (without giving effect to any transfer or conveyance hereunder) whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale or lease of goods or the rendering of services under, with the use of or otherwise in connection with an

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Account and includes, without limitation, the obligation to pay any Accrued Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction.

          “Receivable Interest” means, at any time, an undivided percentage ownership interest associated with a designated amount of Capital, Discount Rate and Tranche Period selected pursuant to Section 1.3 in (i) all Receivables arising prior to the time of the most recent computation or recomputation of such undivided interest pursuant to Section 1.4, (ii) all Related Security with respect to such Receivables, and (iii) all Collections with respect to, and other proceeds of, such Receivables. The “percentage applicable” to each Receivable Interest shall mean the following ratio (expressed as a percentage):

C + R
NRB

C	=	the Capital of such Receivable Interest.

NRB	=	the Net Receivables Balance.

R	=	the sum of the Loss Reserve plus the Dilution Reserve.

          “Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

          “Reference Bank” means Bank One or such other bank as the Agent shall designate with the consent of the Seller.

          “Regulatory Change” means the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency. For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute a “Regulatory Change”.

          “Reinvestment” has the meaning assigned to such term in Section 1.6.

          “Required Cure Period” means the ~~earlier~~end of ~~(i)~~ the ~~one~~ Business Day ~~after the delivery of any such Weekly Report or Monthly~~on which any Daily Report, as applicable, is delivered that indicates that the aggregate ~~Receivable Interests for all the Purchasers exceeds~~

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~~100%, and (ii) the seventh Business Day following any day that the aggregate~~Adjusted Receivable Interests for all the Purchasers exceeds 100%.

          “Required Investors” means, at any time, two or more Investors with aggregate Commitments in excess of 66-2/3% of the Purchase Limit.

          “Required Minimum Balance” means, for each Interest Rate Swap Agreement and for the related Swap Cash Collateral Account, as of any date of determination, the amount equal to the sum of the Exposure plus the Aggregate Independent Amount; provided that if the Required Minimum Balance is a negative number, it shall be deemed to be zero.

          “Related Security” means, with respect to any Receivable:

     (i) all of the Seller’s interest in the inventory and goods (including returned or repossessed inventory and goods), if any, the sale or lease of which gave rise to such Receivable, and all insurance contracts with respect thereto,

     (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable,

     (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

     (iv) all of the Seller’s right, title and interest in, to and under the Transfer Agreement,

     (v) all service contracts and other contracts and agreements associated with such Receivables,

     (vi) all Records related to such Receivables,

     (vii) all of the Seller’s rights and interests under each of the Interest Rate Swap Agreements, and

     (viii) all proceeds of any of the foregoing.

          “Reserve Requirement” means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed against the Reference Bank in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time.

          “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

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          “Seller” means TBTR Partnership.

          “~~Subservicer” has the meaning specified in Section 6.1(b)~~Settlement Date” means the second Business Day following each Monthly Report Delivery Date and following the Liquidation Day such other Business Days as may be specified by the Agent and the Managing Agent.

          “~~Subservicer Fee” has the meaning specified in Section 6.6.~~Store Account” means (i) a deposit account identified on Exhibit III as a “Store Account” or any other deposit account established for the purpose of receiving In-Store Collections (other than any deposit account established pursuant to Section 6.3(b))and in respect of which the Seller shall have complied (or shall have caused the Originator to comply) with Sections 3.1(j), 5.2(b) and 5.2(c) and the other terms and conditions of this Agreement.

          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Seller.

          “Swap Cash Collateral Account” means (i) with respect to Bank One as a Swap Counterparty, a deposit account held at Bank One in the name of the Collateral Agent, identified by account number 1590308, which deposit account secures the Interest Rate Swap Obligations owing to Bank One as Swap Counterparty, and (ii) with respect to each Swap Counterparty other than Bank One each deposit account held at such other bank as is acting as Swap Counterparty, in the name of such Swap Counterparty, which deposit account secures Interest Rate Swap Obligations owing to such Swap Counterparty.

          “Swap Counterparty” means (i) Bank One or its successors or assigns, in its role as swap counterparty under any Interest Rate Swap Agreement, or (ii) any other financial institution from time to time party to an Interest Rate Swap Agreement with the Seller as swap counterparty, or such institution’s successors or assigns, provided that (a) such institution is rated at least A-1 by Standard & Poor’s and P-1 by Moody’s, and which swap counterparty, together with the related Interest Rate Swap Agreement, has been approved by the Agent, in its sole discretion, and (b) such swap counterparty has executed an assumption agreement in form and substance acceptable to the Agent, pursuant to which such swap counterparty becomes a party to this Agreement as a “Swap Counterparty.”

          “TBTR Partnership” means The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership.

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          “Termination Date” means, for any Receivable Interest, the Facility Termination Date, and with respect to a Receivable Interest of a Conduit, that Business Day so designated by the Seller or such Conduit, by notice to the other and to the Agent.

          “Termination Event” has the meaning specified in Article VII.

          “Tranche Period” means, with respect to any Receivable Interest held by an Investor:

     ~~(a) if Discount for such Receivable Interest is calculated with respect to a CP Rate, a period of days not to exceed 270 days commencing on a Business Day requested by the Seller and agreed to by the applicable Conduit;~~

     (~~b~~a) if Discount for such Receivable Interest is calculated on the basis of the LIBO Rate, a period of one, two or three months, or such other period, in each case, as may be mutually agreeable to the applicable Managing Agent and the Seller, commencing on a Business Day selected by the Seller and agreed to by such Managing Agent or, after the Liquidation Day, selected by the applicable Managing Agent pursuant to this Agreement. Such Tranche Period shall end on the ~~day~~Settlement Date in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Tranche Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Tranche Period shall end on the last Business Day of such succeeding month; and

     (~~c~~b) if Discount for such Receivable Interest is calculated on the basis of the Base Rate, a period of days not to exceed 30 days commencing on a Business Day selected by the Seller and ending on the next Settlement Date.

If any Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day, provided, however, that in the case of Tranche Periods corresponding to the LIBO Rate, if such next succeeding Business Day falls in a new month, such Tranche Period shall end on the immediately preceding Business Day. In the case of any Tranche Period for any Receivable Interest of which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Tranche Period shall end on the Termination Date. The duration of each Tranche Period in respect of any Receivable Interest which commences after the Liquidation Day for such Receivable Interest shall be of such duration as selected by the Agent.

          “Transaction Documents” means, collectively, this Agreement, the Transfer Agreement, the Fee Letter, each Collection Account Agreement and all other instruments, documents and agreements executed and delivered by the Seller in connection with the transactions contemplated by any of the foregoing.

          “Transfer Agreement” means that certain Amended and Restated Transfer Agreement, dated as of the date of this Agreement, between The Bon-Ton Department Stores,

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Inc. and the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.

          “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

          ~~“Weekly Report” means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Collection Agent to the Agent and each Managing Agent pursuant to Section 6.5.~~

          “Yield Account” means a deposit account in the name of the Agent for the benefit of the Agent, the Managing Agents and the Purchasers that is designated by the Agent and the Seller as the Yield Account hereunder.

          All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

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EXHIBIT X

FINANCIAL COVENANT DEFINITIONS

          As used in connection with Section 7.1(i) of this Agreement (as defined in Exhibit I), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          “Administrative Agent” shall mean GE Capital or its successor appointed pursuant to the Credit Agreement.

          “Agents” shall mean, collectively, the “Administrative Agent”, “Lead Arranger and ~~the Collateral Agent. “Borrower Representative” shall mean The Bon~~Bookrunner”, “Co-~~Ton Department Stores, Inc., in its capacity as Borrower Representative~~Syndication Agents” and “Co-Documentation Agents” under the Credit Agreement.

          “~~Borrower~~Borrowers” means The Bon-Ton Department Stores Inc.~~, Adam, Meldrum & Anderson Co., Inc.~~ and ~~The Bon-Ton~~Elder Acquisition Corp. (and from and after the merger, The Elder-Beerman Stores ~~of Lancaster, Inc~~Corp.).

          “BT Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement, dated as of October 24, 2003, executed by Bank One, N.A., The Bon-Ton Department Stores, Inc., The Bon-Ton Receivables Partnership, L.P. and the Administrative Agent.

          “Capital Expenditures” shall mean, with respect to any Person, all expenditures (by the expenditure of cash or the incurrence of Indebtedness) by such Person during any measuring period for any fixed assets or improvements or for replacements (other than any repair or replacement of a property to the extent from insurance proceeds covering such property), substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP.

          “Capital Lease” shall mean, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

          “Capital Lease Obligation” shall mean, with respect to any Capital Lease of any Person, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

          “Charges” shall mean all federal, state, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the Pension Benefit Guaranty Corporation, or any successor thereto, at the time due and payable), levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees,

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payroll, income or gross receipts of any Credit Party, (b) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

          “Closing Checklist” shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Credit Agreement, the other Loan Documents and the transactions contemplated thereunder, substantially in the form of Annex D to the Credit Agreement.

          “Code” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Administrative Agent’s or any Lender’s security interest in any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof and the Security Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          “Collateral” shall mean the property covered by the Security Agreement, the Mortgages and the other Collateral Documents and any other property, real or personal, tangible or intangible, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of the Administrative Agent, on behalf of itself, the other Agent and the Lenders, to secure the Obligations, provided however, that the Collateral shall not include any “Designated Asset” as that term is defined in the Intercreditor Agreement.

          “Collateral Agent” shall mean GE Capital or its successor appointed pursuant to the Credit Agreement.

          “Collateral Documents” shall ~~mean~~have the ~~Security~~meaning specified in the Credit Agreement~~, the Pledge Agreement, the Guaranty, the Mortgages, the Trademark Security Agreements, and all similar agreements entered into guaranteeing payment of, or granting a Lien upon property as security for payment of, the Obligations~~.

          “Credit Agreement” shall mean that certain Second Amended and Restated Credit Agreement, dated as of ~~April 15, 1997,~~October 24, 2003 by and among The Bon-Ton Department Stores Inc., ~~Adam, Meldrum & Anderson Co., Inc.~~ and Elder Acquisition Corp. (and from and after the merger, The ~~Bon~~Elder-~~Ton~~Beerman Stores ~~of Lancaster, Inc~~Corp.), as Borrowers, certain Credit Parties named therein, ~~The First National Bank of Boston, as a Lender and the Collateral Agent,~~ General Electric Capital Corporation, as a Lender and as the Administrative Agent and the other Agents and Lenders party thereto from time to time, as such Credit Agreement is in effect on the date hereof, and giving effect only to amendments or modifications thereto that are approved of in writing by each Managing Agent.

          “Credit Parties” shall mean Parent, ~~The Bon-Ton Corp.~~Holdings, each Borrower~~, The Bon-Ton National Corp.~~ and ~~The Bon-Ton Trade Corp.~~each of the Guarantors.

          “EB Intercreditor Agreement” shall mean the Intercreditor Agreement dated October 24, 2003 among Citicorp North America, Inc., as “Program Agent”, Deutsche Bank Tust

Company Americas, as “Trustee”, Elder-Beerman, El-Bee Receivables, El-Bee Chargit and Administrative Agent, as amended.

          “EBITDA” shall mean, with respect to any Person for any fiscal period, an amount equal to (a) consolidated net income of such Person for such period, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain ~~(but not any aggregate net loss)~~ during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible~~, all inventory sold in conjunction with the disposition of fixed assets~~ and all securities), and (v) any other non-cash gains which have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) the amount of ~~non-cash charges (including~~ depreciation and amortization~~)~~ for such period, (v) amortized debt discount for such period, ~~and~~ (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock and (vii) any aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible and all securities), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person, (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets, and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

           “El-Bee Chargit” shall mean The El-Bee Chargit Corp., an Ohio corporation.

           “El-Bee Receivables” shall mean The El-Bee Receivables Corporation, a Delaware corporation.

          “Elder-Beerman” shall mean The Elder-Beerman Stores Corp., an Ohio corporation.

          “Fees” shall mean any and all fees payable to Agents or any Lender pursuant to the Credit Agreement or any of the other Loan Documents.

          “Fiscal Quarter” shall mean a fiscal quarter of Parent and its Subsidiaries for financial accounting purposes.

          “Fiscal Year” shall mean a fiscal year of Parent and its Subsidiaries for financial accounting purposes.

          “Fixed Charges” shall mean, with respect to any Person for any fiscal period, the aggregate of all Interest Expense paid or accrued during such period plus (a) scheduled payments of principal with respect to Indebtedness during such period, ~~excluding payments under any revolving credit facility, any balloon payments on any mortgage or any other debt which is refinanced,~~ plus (b) Capital Expenditures ~~(other than Special Capital Expenditures) funded with cash proceeds other than cash proceeds of Indebtedness permitted under clause (a)(vi) of Section 6.3 of the Credit Agreement~~ during such period, plus (c) cash taxes actually paid during such period.

          “Fixed Charge Coverage Ratio” shall mean, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges.

          ~~“FNBB” shall mean The First National Bank of Boston, a national banking association.~~

          ~~“FNBB Fee Letter” shall mean that certain letter, dated as of January 24, 1997, between FNBB and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to FNBB.~~

          “Funded Debt” shall mean, with respect to any Person, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness and which by its terms matures more than one year from, or is directly or indirectly renewable or extendible at such Person’s option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capital Lease Obligations, current maturities of long-term debt, revolving credit and short-term debt extendible beyond one year at the option of the debtor, and also including, in the case of Borrowers, the Obligations.

          “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect on ~~April 15, 1997,~~October 24, 2003 consistently applied as such term is further defined in Annex G to the Credit Agreement and subject to the handling of “Accounting Changes” in accord with Annex G to the Credit Agreement.

          “GE Capital” means General Electric Capital Corporation, a New York corporation.

          “GE Capital Fee Letter” shall mean that certain letter, dated as of ~~January~~October 24, ~~1997,~~2003, between GE Capital and Borrowers with respect to certain Fees to be paid from time to time by Borrowers to GE Capital.

          “~~Guaranty~~Guarantors” shall mean Parent, Holdings, each Subsidiary of each Borrower and each other Person, if any, that ~~certain~~executes a guaranty~~, dated as of April 15, 1997, executed by each of Parent, The Bon-Ton Corp., The Bon-Ton National Corp. and The Bon-Ton Trade Corp.~~ or other similar agreement in favor of ~~the~~ Administrative Agent, ~~on behalf of~~for itself~~, the other Agent~~ and the ratable benefit of Lenders~~.~~, in connection with the transactions contemplated by the Agreement and the other Loan Documents.

          “Holdings” means The Bon-Ton Corp., a Delaware corporation.

          “Indebtedness” of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property payment for which is deferred six (6) months or more, but excluding obligations to trade creditors incurred in the ordinary course of business that are not overdue by more than six (6) months unless being contested in good faith~~,~~; (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured~~,~~; (c) all obligations evidenced by notes, bonds, debentures or similar instruments~~,~~; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property)~~,~~; (e) all Capital Lease Obligations~~,~~; (f) all obligations of such Person under commodity purchase or option agreements or other commodity price hedging arrangements, in each case whether contingent or matured~~,~~; (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured~~,~~; (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness~~,~~; and (i) the Obligations.

          ~~“Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of April 15, 1997, executed by The First National Bank of Chicago, The Bon-Ton Department Stores, Inc., The Bon-Ton Receivables Partnership, L.P. and the Administrative Agent.~~

          “Interest Expense” shall mean, with respect to any Person for any fiscal period, interest expense (whether cash or non-cash) of such Person determined in accordance with GAAP for the relevant period ended on such date, including, in any event, interest expense with respect to any Funded Debt of such Person.

          “Lenders” shall mean GE Capital~~, FNBB,~~ the other Lenders named on the signature page of the Credit Agreement, and, if any such Lender shall decide to assign all or any portion of the Obligations, such term shall include such assignee.

          “Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Code or comparable law of any jurisdiction) functionally equivalent to a lien or security interest.

          “Loan Documents” shall mean the Credit Agreement, the “Notes”, the “Collateral Documents~~,~~ ” the ~~FNBB Fee Letter, the~~ “GE Capital Fee Letter”, the BT Intercreditor Agreement, the EB Intercreditor Agreement and all other agreements, instruments, documents and certificates identified in the Closing Checklist executed and delivered to, or in favor of, the Administrative Agent and/or the Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, notices, and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Credit Party, or any employee of any Credit Party, and delivered to the Administrative Agent or any Lender in connection with the Credit Agreement or the transactions contemplated hereby. Any reference in the Credit Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to such agreement as the same may be in effect at any and all times such reference becomes operative.

          “~~Mortgaged Properties~~Mortgages” shall have the meaning ~~assigned to it~~specified in ~~Annex D of~~ the Credit Agreement.

          ~~“Mortgages” shall mean each of the mortgages, deeds of trust, leasehold mortgages, leasehold deeds of trust, collateral assignments of leases or other real estate security documents delivered by any Credit Party to the Administrative Agent with respect to the Mortgaged Properties, all in form and substance satisfactory to the Administrative Agent.~~

          ~~“Notes” shall mean the Revolving Notes and the Swing Line Notes, collectively.~~

          “Obligations” shall mean all loans, advances, debts, liabilities and obligations, for the performance of covenants, tasks or duties or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to Agents or any Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Credit Agreement ~~or~~, any of the other Loan Documents. This term includes all principal, interest (including all interest which accrues after the commencement of any case or proceeding in bankruptcy after the insolvency of, or for the reorganization of any Credit Party, whether or not allowed in such proceeding), Fees, Charges, expenses, attorneys’ fees and any other sum chargeable to any Credit Party under the Credit Agreement or any of the other Loan Documents.

          “Parent” means The Bon-Ton Stores, Inc., a Pennsylvania corporation.

          “Person” shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

          “~~Pledge~~Security Agreement” shall mean ~~that certain Pledge~~the Second Amended and Restated Security Agreement~~,~~ dated as of ~~April 15, 1997, executed by each of Parent, The Bon-Ton Corp., The Bon-Ton Department Stores, Inc. and The Bon-Ton National Corp. in favor of the Administrative Agent, on behalf of itself, the other Agent and the Lenders.~~

          ~~“Revolving Note” shall mean those certain promissory notes, dated as of April 15, 1997, executed by each Borrower in favor of each Lender.“Security Agreement” shall mean that certain Security Agreement, dated as of April 15, 1997,~~October 24, 2003 entered into among ~~the~~ Administrative Agent, on behalf of itself~~, the other Agent~~ and ~~the~~ Lenders, and each Credit Party that is a signatory thereto, as such Security Agreement is in effect on the date hereof, and giving effect only to amendments or modifications thereto that are approved of in writing by each Managing Agent.

          ~~“Special Capital Expenditures” shall mean capital expenditures made with net proceeds derived from a public offering of common stock by Parent and which is transferred to a Borrower as equity. Special Capital Expenditures shall be designated by Borrower Representative and generally will include store expansions and new stores.~~

          “Stock” shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity whether voting or nonvoting, including common stock, preferred stock or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

          “Subsidiary” shall mean, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of fifty percent (50%) or more of such Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner.

          ~~“Swing Line Note” shall mean those certain promissory notes, dated as of April 15, 1997, executed by each Borrower in favor of each Swing Line Lender.~~

          ~~“Trademark Security Agreements” shall mean those certain Trademark Security Agreements, dated as of April 15, 1997, made in favor of the Administrative Agent, on behalf of itself, the other Agent and the Lenders, by each applicable Credit Party.~~